UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

WYETH

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Five Giralda Farms	Robert Essner
Madison, New Jersey 07940	Chairman, President and Chief Executive Officer

March 15, 2006

Dear Fellow Stockholder:

It is my pleasure to invite you to attend Wyeth’s 2006 Annual Meeting of Stockholders. The annual meeting will be held on Thursday, April 27, 2006 at 9:30 in the morning at the Hyatt Morristown hotel located at 3 Headquarters Plaza, Morristown, New Jersey.

The Notice of Annual Meeting and proxy statement in this mailing describe the business items we plan to address at the meeting. We will also present a brief report on our business and respond to your questions.

Your vote is very important. Please take the time to cast your vote regardless of the number of shares you own. Many of you will have the option to cast your proxy vote by telephone or via our internet website. These are quick, cost effective and easy ways for you to submit your proxy. If you would prefer to vote by mail, please sign, date and return the enclosed proxy form in the postage-paid envelope provided.

I look forward to seeing you on April 27th.

Sincerely,

Wyeth Pharmaceuticals

Wyeth Consumer Healthcare

Fort Dodge Animal Health

Five Giralda Farms

Madison, New Jersey 07940

Notice of Annual Meeting of Stockholders

The 2006 Annual Meeting of the Stockholders of Wyeth will be held in the Plaza Ballroom of the Hyatt Morristown hotel, 3 Headquarters Plaza, Morristown, New Jersey, on Thursday, April 27, 2006 at 9:30 a.m., local time. At the meeting, we will vote on the following items and any other matters that are properly presented at the meeting:

1.	elect 11 nominees to our Board of Directors;

2.	vote to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006;

3.	vote upon the adoption of the 2006 Non-Employee Director Stock Incentive Plan;

4.	vote on a stockholder proposal regarding limiting supply of prescription drugs in Canada;

5.	vote on a stockholder proposal regarding the disclosure of political contributions;

6.	vote on a stockholder proposal regarding disclosure of the Company’s animal welfare policy;

7.	vote on a stockholder proposal regarding directors to be elected by majority vote;

8.	vote on a stockholder proposal regarding separating the roles of Chairman and Chief Executive Officer; and

9.	vote on a stockholder proposal regarding adoption of a simple majority vote.

Our Board of Directors has chosen the end of the business day on March 3, 2006 as the “record date” that will determine the list of stockholders who must be notified of and who are eligible to vote at the meeting.

As authorized by the Board of Directors,

EILEEN M. LACH Corporate Secretary

March 15, 2006

Your Vote Is Important!

If you are unable to attend the meeting, please sign, date and promptly return the accompanying proxy form or, if your proxy form includes instructions to do so, use the toll-free telephone number or internet website to submit your proxy.

APPENDICES

Appendix A—Criteria and Procedures for Board Candidate Selection for the Board of Directors

Appendix B—Audit Committee of the Board of Directors Charter

Appendix C—Compensation and Benefits Committee of the Board of Directors Charter

Appendix D—Nominating and Governance Committee of the Board of Directors Charter

Appendix E—Corporate Issues Committee of the Board of Directors Charter

Appendix F—Corporate Governance Guidelines

Five Giralda Farms

Madison, New Jersey 07940

Proxy Statement

GENERAL INFORMATION ABOUT THE MEETING

Why are you receiving these proxy materials?

We are providing these proxy materials to you because Wyeth’s Board of Directors is asking (technically called soliciting) stockholders to provide proxies or voting instructions to be voted at our 2006 Annual Meeting of Stockholders. The meeting is scheduled for April 27, 2006 and your proxy will be used at the meeting or at any adjournment or postponement of the meeting. In this proxy statement, we refer to Wyeth as “Wyeth,” “we,” “our” or “our Company.”

What is a proxy or voting form?

A proxy is a legal designation of another person to vote your shares. You may authorize the other person by phone or via the internet website. You may also do so in writing by filling out your proxy card (if you hold shares in your own name) or voting form (if you hold shares through a broker or participate in our BuyDIRECT Stock Purchase and Sale Plan through The Bank of New York). We refer to your proxy card or voting form in this proxy statement as your proxy form.

How can you vote?

You may vote by using the toll-free number or the internet website if your proxy form includes instructions for using these quick, cost effective and easy voting methods. You may also simply fill out, sign and date your proxy form and mail it in the prepaid envelope included with these proxy materials. You will need to follow the instructions when you vote using any of these methods to make sure your vote will be counted at the meeting. You may also vote by submitting a ballot in person if you attend the meeting.

When is this proxy statement being mailed?

This proxy statement and the proxy form are first being sent to stockholders on or near March 15, 2006.

Who is entitled to vote at the meeting?

All stockholders who hold shares at the end of the business day on the “record date” (March 3, 2006) are entitled to receive notice of and to vote at the meeting.

Who may attend the meeting?

Stockholders (or their authorized representatives) and our invited guests may attend the meeting. Verification of stock ownership will be required at the meeting. If you own your shares in your own name or hold them through a broker (and can provide documentation showing ownership such as a letter from your broker or a recent account statement) at the end of the day on the “record date” (March 3, 2006), you will be permitted to attend the meeting.

Can you keep your vote secret?

Yes. You may request that your vote be kept secret until after the meeting by asking us to do so on your proxy form or by following the instructions when submitting your proxy by telephone or via the internet website.

How will your shares be represented at the meeting?

At the meeting, our proxy committee will vote your shares in the manner you requested if you correctly submitted your proxy. If you sign your proxy card and return it without indicating how you would like to vote your shares, your proxy will be voted as our Board of Directors recommends, which is:

•	FOR the election of the nominees for director named in this proxy statement;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2006;

•	FOR the adoption of our 2006 Non-Employee Director Stock Incentive Plan;

•	AGAINST the stockholder proposal regarding limiting supply of prescription drugs in Canada;

•	AGAINST the stockholder proposal regarding the disclosure of political contributions;

•	AGAINST the stockholder proposal regarding disclosure of the Company’s animal welfare policy;

•	AGAINST the stockholder proposal regarding directors to be elected by majority vote;

•	AGAINST the stockholder proposal regarding separating the roles of Chairman and Chief Executive Officer; and

•	AGAINST the stockholder proposal regarding adoption of a simple majority vote.

You may revoke your proxy at any time before it is voted at the meeting.

Must you give voting instructions if you participate in our BuyDIRECT Stock Purchase and Sale Plan?

Yes. If you participate in our BuyDIRECT Stock Purchase and Sale Plan and do not fill out a proxy form, your shares will not be voted.

Will cameras and recording devices be permitted at the meeting?

No. Cameras and recording equipment are not permitted in the meeting room.

How many shares will be voted at the meeting?

All stockholders who hold shares at the end of the business day on the “record date” (March 3, 2006) are entitled to vote at the meeting. To give you an estimate of how many shares are outstanding on a recent date, on March 1, 2006 there were 1,346,320,681 shares of our common stock outstanding and each common share is entitled to one vote. The par value (or face value) of our common stock is $0.33  1/3 per share. Also, on March 1, 2006 there were 14,125 shares of our convertible preferred stock outstanding and each preferred share is entitled to 36 votes. The par value of our preferred stock is $2.50 per share.

How will votes for the election of directors be counted?

The 11 nominees with the most affirmative votes cast by proxy or in person at the meeting for the 11 open directors’ seats (technically called a plurality) will be elected as directors. Votes of common stock and preferred stock are tallied together to determine the total number of votes cast. Each share of common stock represents one vote and each share of preferred stock represents 36 votes.

How will votes be counted for matters other than election of directors?

All matters on the agenda other than the election of directors will be decided by a majority of the votes cast by proxy or in person at the meeting in accordance with our by-laws. This means that a matter will pass if more votes are cast for a matter than against. Votes of common stock and preferred stock are tallied together to determine the total number of votes cast. Each share of common stock represents one vote and each share of preferred stock represents 36 votes. With regard to the vote on the 2006 Non-Employee Director Stock Incentive Plan, New York Stock Exchange rules require that at least shares representing a 50% interest in all securities be voted on this proposal and that the proposal receive approval of a majority of the votes cast.

How will abstentions be counted?

If you abstain from voting on any item on the agenda, you will effectively not vote on that item of business at the meeting. These votes are not considered to be votes cast under our by-laws or under the laws of Delaware (our state of incorporation).

What is a broker non-vote and how are they counted?

A broker non-vote occurs when a broker holds shares on your behalf but the broker does not receive instructions from you as to how you wish to vote your shares in cases where specific authorization is required. In these cases, the broker can register your shares as being present at the meeting for attendance purposes (obtaining the required number of shares to be present at the meeting which is technically called a quorum) but will not be able to vote on those matters for which specific authorization is required. Similar to abstentions, broker non-votes will have no effect on the matters that are on the agenda to be presented at the meeting.

ITEM 1.

ELECTION OF DIRECTORS

We are planning to elect 11 directors who will hold office until the next annual meeting or until a replacement is elected or appointed. All of the nominees are currently members of our Board and, other than Gary L. Rogers and Victor F. Ganzi, were elected by our stockholders at the last annual meeting. Mr. Rogers was elected to the Board on September 29, 2005, effective October 1, 2005, and Mr. Ganzi was elected to the Board on November 17, 2005, effective December 1, 2005. Mr. Richard L. Carrión has decided not to stand for re-election at the 2006 Annual Meeting due to increased outside professional and business commitments. The Board took action to increase the number of directors from 10 to 11 upon Mr. Rogers’ election and from 11 to 12 upon Mr. Ganzi’s election. Effective upon the conclusion of the 2006 Annual Meeting, the number of directors will be reduced from 12 to 11 since Mr. Carrión will not continue as a director following the meeting.

We have no reason to believe that any nominee for director, if elected, would not serve. If any nominee is not available and our Board chooses to designate a substitute nominee, your vote (through your proxy) would be cast for the substitute nominee.

You may submit names of qualified candidates for service on the Board of Directors along with detailed information on their backgrounds to our Corporate Secretary for referral to the Nominating and Governance Committee of the Board of Directors. Our Criteria and Procedures for Board Candidate Selection are attached to this proxy statement as Appendix A. Under our by-laws, nominations for elections to be held at an annual meeting must be received no later than 90 days prior to the anniversary date of the immediately preceding annual meeting. In the case of elections to be held at a special meeting, nominations must be received no later than the 10th day following the date notice is first given to stockholders of the special meeting.

Nominees for Election as Directors

Robert Essner	Mr. Essner is 58 years old and has been a Director since 1997. He became the Chairman on January 1, 2003. He was elected President in July 2000 and Chief Executive Officer in May 2001. Previously, he held the positions of Chief Operating Officer since July 2000 and Executive Vice President since September 1997. Before that he was President of Wyeth-Ayerst Global Pharmaceuticals from March 1997 and President of Wyeth-Ayerst Laboratories from 1993 to March 1997. He is also a member of the Board of Massachusetts Mutual Life Insurance Company and a Trustee of Penn Medicine (the entity governing the University of Pennsylvania School of Medicine and the University of Pennsylvania Health System).

Professor Feerick is 69 years old and has been a Director since 1987. He is a Professor of Law at Fordham University School of Law and is the former Dean of Fordham University School of Law, a position he held from 1982 until 2002. He is also a Director of the Group Health Incorporated, Sentinel Group Funds, Inc. and Sentinel Pennsylvania Tax Free Trust.
John D. Feerick

Dr. Fergusson is 61 years old and has been a Director since January 2005. She is the President of Vassar College, a position she has held since 1986. She is also a Director of HSBC USA Inc. and its principal subsidiary HSBC Bank USA, NA, and serves on the Board of Overseers of Harvard University.
Frances D. Fergusson, Ph.D.

Mr. Ganzi is 59 years old and has been a Director since December 2005. He is the President and Chief Executive Officer and a Director of The Hearst Corporation, a diversified communications company. He is also a Director and non-executive Chairman of Hearst-Argyle Television, Inc. (majority owned by The Hearst Corporation) and a Director of Gentiva Health Services, Inc.
Victor F. Ganzi

Dr. Langer is 57 years old and has been a Director since January 2004. He is an Institute Professor at the Massachusetts Institute of Technology. He is also a Director of Boston Life Sciences, Inc., Sontra Medical Corporation and Momenta Pharmaceuticals, Inc.
Robert Langer, Sc.D.

Mr. Mascotte is 66 years old and has been a Director since 1995. He is the retired President and Chief Executive Officer of Blue Cross Blue Shield of Kansas City, Inc. He is also the former Chairman of Johnson & Higgins of Missouri, Inc. and former Chairman and Chief Executive Officer of The Continental Corporation. He is also a Director of Crown Media Holdings, Inc.
John P. Mascotte

Dr. Polan is 62 years old and has been a Director since 1995. She joined Stanford University School of Medicine in 1990 and is currently Professor and Chair Emeritus of the Department of Obstetrics and Gynecology. She is also a Director of Quidel Corporation.
Mary Lake Polan, M.D., Ph.D., M.P.H.

Mr. Rogers is 61 years old and has been a Director since October 2005. He is the former Vice Chairman of General Electric Company and held various executive positions during his long tenure at General Electric. He is also a Director of Rohm and Haas Company and W.W. Grainger, Inc.
Gary L. Rogers

Mr. Seidenberg is 59 years old and has been a Director since 1996. He is the Chairman and Chief Executive Officer of Verizon Communications Inc., a telecommunications company. He is also a Director of Honeywell International Inc.
Ivan G. Seidenberg

Mr. Shipley is 70 years old and has been a Director since 2000. He is the retired Chairman of the Board of The Chase Manhattan Corporation and is presently a consultant to JPMorgan Chase & Co. He is also a Director of Exxon Mobil Corporation and Verizon Communications Inc.
Walter V. Shipley

Mr. Torell is 66 years old and has been a Director since 1982. He is a Partner at Core Capital Group, LLC. He is the former Chairman and Chief Executive Officer of Fortune Bancorp, former Chairman of the Board, President and Chief Executive Officer of CalFed Inc. and former President of Manufacturers Hanover Corporation and Manufacturers Hanover Trust Company.
John R. Torell III

Directors’ Fees

Mr. Essner was our employee during 2005 and did not receive any additional compensation for his Board service. During 2005, the non-employee directors were entitled to participate in our health plans and our charitable matching grant program, which currently provides that Wyeth matches 50%, up to a maximum of $12,500 per year, of an employee’s or director’s charitable gifts. Directors were entitled to receive the following cash compensation:

Annual Retainer	$50,000
Annual Committee Service Fee	$9,000
Committee Chairman Fee	$5,000
Meeting Attendance Fee (Board or Committee)	$1,050

There were eight Board meetings in 2005 and the total fees paid in 2005 to the 11 directors who were not our current or former employees was $752,263 (not including cash compensation director’s fees totaling $54,546 to two directors who retired early in 2005).

During 2005, each member of our Board attended at least 75% of the meetings of the Board and Committees on which each director was a member other than Walter V. Shipley who was excused in advance of the unattended meetings. In addition, all of the directors then serving attended the 2005 Annual Meeting.

Adoption of the 2006 Non-Employee Director Stock Incentive Plan

During 2005, our Nominating and Governance Committee engaged in a review of our non-employee directors’ compensation structure with a specific focus on the equity component of such compensation. As a result of this review, upon recommendation by the Nominating and Governance Committee and in consultation with a nationally-recognized compensation consultant, the Compensation and Benefits Committee and the Board adopted the 2006 Non-Employee Director Stock Incentive Plan, which is subject to stockholder approval and is described in detail in Item 3 of this proxy statement. This new plan is designed, to the extent possible, to be aligned with the long-term incentive plans in which our employees and executives participate and to deliver, together with the other elements of our directors’ compensation, a program that is competitive with the director compensation of our peer companies. Commencing in 2006, initial annual grants of 1,200 stock units will be made subject to vesting but delivery of shares subject to the units will be deferred until the director terminates Board service. We expect this non-delivery feature to increase share ownership levels for our non-employee directors and facilitate compliance with the stock ownership guidelines for directors that were adopted in 2005. In addition, the new plan will provide for an initial annual grant of 3,500 stock options with a fair market value exercise price subject to certain vesting conditions.

Grants under the 1994 Restricted Stock Plan for Non-Employee Directors

Under our current program, each director who is not our current or former employee is entitled to receive an initial grant of 800 shares of restricted stock and four subsequent annual grants of 800 shares for a total of 4,000 shares of restricted stock under our 1994 Restricted Stock Plan for Non-Employee Directors. These awards vest on the fifth anniversary of election to the Board and are subject to the terms and conditions of the plan, which includes a provision for the acceleration of vesting of outstanding restricted stock awards upon a change in control of Wyeth. Assuming that the 2006 Non-Employee Director Stock Incentive Plan is approved by our stockholders at the 2006 Annual Meeting, directors newly elected after its approval will not be eligible to receive grants under the 1994 Restricted Stock Plan for Non-Employee Directors, although continuing directors will receive up to 4,000 shares as scheduled under the plan.

Grants under the Stock Option Plan for Non-Employee Directors

Under our current program, each director who is not our current or former employee receives an annual grant of stock options (currently 4,000 options per year) on the date of each annual meeting. The exercise price for the options is set at the fair market value of our common stock on that date and the options have a ten-year term. Directors may exercise the options commencing on the date of the next annual meeting or earlier in the event of the termination of service as a director due to death, disability or retirement. However, a director must have completed at least two years of continuous service at the time of exercise or termination in order to be permitted to exercise the options. The plan includes a provision for the acceleration of vesting (permitting early exercise) of the outstanding stock options in the event that there is a change in control of Wyeth. Assuming the 2006 Non-Employee Director Stock Incentive Plan is approved by our stockholders at the 2006 Annual Meeting, no further grants will be made under the Stock Option Plan for Non-Employee Directors. Outstanding options held by non-employee directors will continue to be governed by the terms of the Stock Option Plan for Non-Employee Directors and the award agreements pursuant to which they were granted.

Directors’ Deferral Plan

We also maintain a deferred compensation plan for directors called the Directors’ Deferral Plan. Under this plan, as amended, directors’ fees may be deferred in amounts specified by each director who is not our current or former employee. The deferred amounts accrue interest, compounded quarterly, at a market rate set annually (equal to 120% of the applicable federal long-term rate) or may be allocated to phantom stock units on a quarterly basis.

The plan also has a provision under which each non-employee director who was serving on the Board in May 1997 was credited with phantom stock units equal to the actuarial equivalent of the amount that the director would have been due at his or her earliest retirement date (under the former retirement plan that was terminated upon creation of this plan), assuming the director had completed the vesting requirements under that former plan. Directors with 10 years of Board service upon the later of retirement or age 65 will be entitled to receive in cash (in a lump sum or annual installments) an amount equal to the value of these units at that time. Phantom stock units for both the retirement and deferred accounts accrue dividend equivalents that are computed quarterly. In addition, the plan provides that upon a change in control of Wyeth, unvested sums under the plan would become immediately vested and the applicable payment schedule could be accelerated to a single lump sum if elected (subject to a 6% penalty).

The following table summarizes the cash fees and equity grants for Non-Employee Directors in 2005.

Directors	Cash Payment	Deferred Compensation*	Total Fees	Stock Options	Restricted Stock
Richard L. Carrión**		$79,783	$79,783	4,000	—
John D. Feerick	$86,050		$86,050	4,000	—
Frances D. Fergusson, Ph.D.	$85,250		$85,250	4,000	800
Victor F. Ganzi***	$4,174		$4,174	—	800
Robert Langer, Sc.D.	$84,200		$84,200	4,000	800
John P. Mascotte	$90,250		$90,250	4,000	—
Mary Lake Polan, M.D., Ph.D., M.P.H.	$74,750		$74,750	4,000	—
Gary L. Rogers***	$14,606		$14,606	—	800
Ivan G. Seidenberg		$79,750	$79,750	4,000	—
Walter V. Shipley		$72,650	$72,650	4,000	—
John R. Torell III	$80,800		$80,800	4,000	—
TOTAL	$520,080	$232,183	$752,263

*	Deferred under the Directors’ Deferral Plan described above.
**	Not standing for re-election.
***	Messrs. Ganzi and Rogers each served on the Board for a partial year in 2005.

Committees of Our Board

Our Board has, as standing committees, an Audit Committee, a Compensation and Benefits Committee, a Nominating and Governance Committee and a Corporate Issues Committee. In addition, at its meeting of February 23, 2006, the Board established the framework for a new Board Committee to be called the Science and Technology Committee whose initial members will be appointed at a future date. The members of these standing committees are all non-employee independent Directors. Below is a description of our key Board Committees, including the Executive Committee of which Mr. Essner is a member. The Charters of each of the standing Committees can be found as appendices to this proxy statement and at the Corporate Governance section of our internet website at www.wyeth.com.

Committee	Members	Functions and Additional Information	Number of Meetings in 2005
Audit	John D. Feerick, Chairman Richard L. Carrión John P. Mascotte* John R. Torell III	See the Committee’s Charter attached to this proxy statement as Appendix B and the Report of the Audit Committee for a detailed description of the Committee’s functions. Some key functions are: • Hires (subject to ratification by the stockholders) and approves fees of independent registered public accounting firm. • Pre-approves non-audit services and evaluates performance and independence of our independent registered public accounting firm.	6
*	John P. Mascotte has been determined by the Board to be an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules. Mr. Mascotte is a Certified Public Accountant and was a tax specialist at a national public accounting firm, among many other qualifications.

Committee	Members	Functions and Additional Information	Number of Meetings in 2005

•     Reviews and discusses our periodic financial statements, other disclosure and risk management and control policies and procedures, as appropriate, with management and our independent registered public accounting firm and ensures integrity of the financial reporting process and compliance with applicable laws and accounting initiatives.

•     Issues an annual report of the Audit Committee for the proxy statement and annually evaluates the Charter and the performance of the Committee.

Compensation and Benefits	Ivan G. Seidenberg, Chairman Richard L. Carrión John P. Mascotte Walter V. Shipley

See the Committee’s Charter attached to this proxy statement as Appendix C and the Report of the Compensation and Benefits Committee for a detailed description of the Committee’s functions. Some key functions are:

•     Evaluates performance of and recommends to the Board the salaries of our executive officers and other senior executives.

•     Administers our incentive compensation and stock option plans, oversees other benefit plans and approves performance targets related to compensation programs.

•     Establishes and administers performance-based compensation programs under Section 162(m) of the Internal Revenue Code.

•     Periodically evaluates the competitiveness of our compensation practices.

•     Issues an annual report of the Compensation and Benefits Committee for the proxy statement and annually evaluates the Charter and the performance of the Committee.

6

Committee	Members	Functions and Additional Information	Number of Meetings in 2005
Nominating and Governance	John P. Mascotte, Chairman John D. Feerick Frances D. Fergusson, Ph.D. Robert Langer, Sc.D. Mary Lake Polan, M.D., Ph.D., M.P.H. Walter V. Shipley

See the Committee’s Charter attached to this proxy statement as Appendix D and the Report of the Nominating and Governance Committee for a detailed description of the Committee’s functions. Some key functions are:

•     Establishes criteria and procedures for recommending director candidates to the Board, including those submitted by stockholders.

•     Has sole authority to hire search firms to identify Board candidates.

•     Makes recommendations to the Board on the functions and size of Board Committees.

•     Oversees other corporate governance matters including the evaluation of the functioning of the Board and recommends corporate governance principles.

•     Annually evaluates the Charter and the performance of the Committee and the Charters of other Committees.

5

Committee	Members	Functions and Additional Information	Number of Meetings in 2005
Corporate Issues	John R. Torell III, Chairman Frances D. Fergusson, Ph.D. Robert Langer, Sc.D. Mary Lake Polan, M.D., Ph.D., M.P.H. Ivan G. Seidenberg

See the Committee’s Charter attached to this proxy statement as Appendix E for a detailed description of the Committee’s functions. Some key functions are:

•     Reviews our major public and social policies, practices and programs and makes recommendations to the Board as appropriate on public issues, including environmental, health and safety, employment practices, charitable contributions and community outreach and political contributions.

•     Reviews and makes recommendations regarding stockholder proposals and our Code of Conduct.

•     Annually evaluates the Charter and the performance of the Committee.

			2
Executive	Robert Essner, Chairman John P. Mascotte Ivan G. Seidenberg	Authorized, under our by-laws, during the intervals between Board meetings, to perform all duties and exercise all powers of the Board except those that are required by law, our Certificate of Incorporation or by-laws to be performed or exercised by the entire Board.	0	*
*	The Executive Committee acted on five occasions in 2005 between Board meetings by unanimous written consent. All actions taken by the Executive Committee were either specifically delegated in advance and/or ratified by the full Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors, and owners of more than 10% of our securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission, the New York Stock Exchange and Wyeth. Pursuant to regulations adopted under the Sarbanes-Oxley Act of 2002, most transactions (including routine grants previously reported on an annual basis) are now reportable within two days of the transaction and are required to be filed electronically with the Securities and Exchange Commission through its EDGAR system. To facilitate compliance, we have undertaken the responsibility to prepare and file these reports on behalf of our executive officers and directors. Based upon a review of the filings made on their behalf during 2005, as well as our Company records, all reports were timely filed except that two exempt discretionary transactions under the employee Deferred Compensation Plan for Ulf Wiinberg from May 8, 2002 and January 7, 2005 were reported on a Form 4 filed on January 11, 2006 and five open market purchases made under a broker-controlled discretionary account for the benefit of the spouse of John R. Torell III on May 10, 2004, March 31, 2005, June 6, 2005, June 7, 2005 and June 17, 2005 were reported on a Form 4 filed on October 17, 2005.

SECURITIES OWNED BY MANAGEMENT

The table below shows the numbers of shares of our common stock beneficially owned on February 3, 2006, by:

(i)	each of our current directors;

(ii)	each executive officer named in this proxy statement; and

(iii)	all of our current directors and executive officers as a group.

We calculate beneficial ownership by including shares owned in each director’s or officer’s name (or by any member of his or her immediate family sharing his or her home). Also, we count shares held by a broker for the benefit of the officer or director and securities which the officer or director could purchase within 60 days (such as exercisable stock options that are listed in a separate column). Amounts shown below do not include phantom stock units (as they are not “beneficially owned” under applicable rules) or additional shares acquired after February 3, 2006, including common stock issued to the executive officers in late February 2006 upon conversion of certain performance share awards. No director or officer owns shares of our preferred stock.

Name of Beneficial Owner	Common Stock		Exercisable Options	Percent of Class
Directors
Richard L. Carrión	4,315	(1)	16,000	*
Robert Essner	211,401	(2)	2,890,200	*
John D. Feerick	5,374	(1)	22,000	*
Frances D. Fergusson, Ph.D.	1,600	(3)	—	*
Victor F. Ganzi	10,800	(4)	—	*
Robert Langer, Sc.D.	2,400	(5)	4,000	*
John P. Mascotte	8,574	(1)	22,000	*
Mary Lake Polan, M.D., Ph.D., M.P.H	5,403	(1)	22,000	*
Gary L. Rogers	800	(4)	—	*
Ivan G. Seidenberg	5,541	(1)	22,000	*
Walter V. Shipley	6,293	(1)	16,000	*
John R. Torell III	4,574	(1)	22,000	*
Named Executive Officers
Bernard Poussot	64,106	(6)	750,833	*
Kenneth J. Martin	63,766	(7)	658,933	*
Robert R. Ruffolo, Jr., Ph.D.	35,161	(8)	378,166	*
Joseph M. Mahady	31,948	(9)	481,600	*
All executive officers and directors as a group (26 persons)	672,901	(10)	7,917,758	*

*	Less than one percent (1%), including exercisable options.
(1)	Includes 4,000 shares of restricted stock awarded under our 1994 Restricted Stock Plan for Non-Employee Directors (plus accrued dividend equivalents) held by a trust called the “restricted stock trust” for the benefit of certain of our executive officers and non-employee directors under which they have sole voting power but do not have the power to sell except in certain limited circumstances.
(2)	Includes 17,195 shares owned jointly with his spouse and 136,949 shares held in the restricted stock trust.
(3)	Represents 1,600 shares of restricted stock awarded under our 1994 Restricted Stock Plan for Non-Employee Directors.
(4)	Includes or, in the case of Mr. Rogers, represents 800 shares of restricted stock awarded under our 1994 Restricted Stock Plan for Non-Employee Directors.
(5)	Represents 2,400 shares of restricted stock awarded under our 1994 Restricted Stock Plan for Non-Employee Directors.
(6)	Includes 7,982 shares owned jointly with his spouse and 28,085 shares held in the restricted stock trust.
(7)	Includes 32,773 shares held in the restricted stock trust.
(8)	Includes 18,978 shares held in the restricted stock trust and 10,274 shares held by his spouse.
(9)	Includes 21,310 shares held in the restricted stock trust.
(10)	Includes 369,896 shares held in the restricted stock trust.

SECURITIES OWNED BY CERTAIN BENEFICIAL OWNERS

The following table reports beneficial ownership of Wyeth common stock of the only person or entity known by us to beneficially own more than 5% of our common stock based upon statements on Schedule 13G filed by these holders with the Securities and Exchange Commission.

Name and Address of Beneficial Owner	Common Stock		Percent of Class
FMR Corp Edward C. Johnson 3d 82 Devonshire Street Boston, Massachusetts 02109	86,658,356	(a)	6.46%

(a)	In a Schedule 13G filing made by FMR Corp. (“FMR”) on February 14, 2006, FMR and Edward C. Johnson 3d reported that, as of December 31, 2005: (i) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR and an investment adviser under the Investment Advisers Act of 1940, is the beneficial owner of 79,442,550 shares of Wyeth common stock (including 66 shares underlying $4,000 principal amount of Wyeth convertible debentures); and Edward C. Johnson 3d and FMR, through its control of Fidelity and the funds controlled by Fidelity, each has the sole power to dispose of these shares but does not have the sole power to vote the shares (which are voted by each applicable fund’s Board of Trustees) pursuant to established guidelines; (ii) Fidelity Management Trust Company (“Fidelity Trust”), a wholly-owned subsidiary of FMR and a bank as defined in the Securities Exchange Act of 1934, is the beneficial owner of 4,329,908 shares of Wyeth common stock as a result of serving as investment manager of institutional accounts (including 66 shares underlying $4,000 principal amount of Wyeth convertible debentures); and Edward C. Johnson 3d and FMR, through its control of Fidelity Trust, each has sole dispositive power over 4,329,908 shares, sole power to vote or to direct the voting of 3,754,268 shares, and no power to vote or direct the voting of 575,640 shares owned by the institutional accounts; (iii) Strategic Advisers, Inc. (“Strategic Advisers”), a wholly-owned subsidiary of FMR and an investment adviser registered under the Investment Advisers Act of 1940, provides investment advisory services to individuals but it does not have the sole power to vote or direct the voting of certain securities held for clients although it has sole dispositive power over such securities; and therefore FMR’s beneficial ownership includes 23,502 shares of Wyeth common stock beneficially owned through Strategic Advisers; and (iv) Fidelity International Limited (“FIL”) with offices at Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, representing various foreign-based subsidiaries which provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors, is the beneficial owner of 2,862,396 shares of Wyeth common stock (including 66 shares underlying $4,000 principal amount of Wyeth convertible debentures); and although FIL is partially owned by Edward C. Johnson 3d and members of his family, FIL is the beneficial owner of these shares. All entities have an address of 82 Devonshire Street, Boston, Massachusetts 02109, except if otherwise indicated.

SUMMARY COMPENSATION TABLE

The following table includes the compensation paid for the years 2003-2005 to our Chief Executive Officer and our four next most highly paid executive officers.

	Annual Compensation					Long-Term Compensation
						Awards			Payouts
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Other Annual Compensation ($)		Restricted Stock Awards ($)		Securities Underlying Options Granted (#)	LTIP Payouts ($)(2)	All Other Compensation ($)(3)
Robert Essner	2005	1,590,000	2,700,000	161,921	(4)			432,000	1,239,621	47,700
Chairman, President and Chief	2004	1,515,000	2,500,000	114,300			(5)	480,000	946,133	190,312
Executive Officer	2003	1,428,000	2,000,000	88,176				600,000	52,418	182,739
Bernard Poussot	2005	840,000	1,260,000					138,000	361,566	25,200
Executive Vice President	2004	800,000	1,200,000					154,000	331,161	135,728
	2003	734,400	918,000					162,000	26,436	89,245
Kenneth J. Martin	2005	715,000	1,072,500					138,000	361,566	21,450
Executive Vice President and	2004	680,000	1,020,000					154,000	295,680	83,578
Chief Financial Officer	2003	624,250	780,000					162,000	19,827	79,679
Robert R. Ruffolo, Jr.	2005	679,400	917,200					115,000	413,207	20,382
Senior Vice President	2004	617,600	833,760			1,212,900	(6)	128,000	211,765	25,024
	2003	550,800	690,000					79,500		21,664
Joseph M. Mahady	2005	665,600	865,300					103,000	206,604	19,968
Senior Vice President	2004	635,600	794,500					114,000	201,062	63,171
	2003	583,267	690,000					126,000	19,676	35,673

(1)	Cash bonuses earned in 2005 were paid in 2006 under the Executive Incentive Plan.

The amounts listed in the Salary and Bonus columns include amounts earned during the years indicated but deferred pursuant to our Deferred Compensation Plan as follows:

	2005		2004		2003
Officer	Bonus	Salary	Bonus	Salary	Bonus	Salary
Mr. Essner	—	—	—	—	—	—
Mr. Poussot	—	—	—	—	All	Part
Mr. Martin	—	—	—	—	—	—
Dr. Ruffolo	—	—	—	—	—	Part
Mr. Mahady	Part	Part	Part	—	All	—

In November 2005, the Board set salary levels for the named executives for 2006 at $1,662,000 for Mr. Essner, $877,800 for Mr. Poussot, $747,200 for Mr. Martin, $727,000 for Dr. Ruffolo and $695,600 for Mr. Mahady.

(2)	Amounts shown for 2005 represent the value of shares of common stock (valued at $40.63 per share, the mean price on the conversion date) issued upon conversion of restricted stock performance awards granted in 2002 based upon Wyeth’s achievement of pre-established earnings per share target for the 2004 performance year representing 100% of the applicable target awards for such performance year. These amounts were paid in the first quarter of 2005. The awards which were at target were as follows: 30,510 shares for Mr. Essner, 8,899 shares for each of Messrs. Poussot and Martin, and 5,085 shares for each of Dr. Ruffolo and Mr. Mahady. An additional amount equal to 25% of these awards remains eligible for conversion into common stock in 2007 based upon the attainment of the second performance target (total shareholder return over a three year period).

Amounts shown for 2005 do not include the value of shares of common stock issued in January 2006 upon conversion of the previously granted but as of then unearned 25% bonus awards for the 2003 performance year. These shares were issued as a result of Wyeth’s attainment of the second applicable pre-established performance measurement (being ranked in the top 3 of our peer group for the years 2003-2005 in total shareholder return). The mean price of our common stock on January 26, 2006 (the trading day immediately preceding conversion) was $46.825. Conversion of these awards was as follows:

Officer	2003-2005 Bonus Award (Shares)
Mr. Essner	5,680
Mr. Poussot	1,988
Mr. Martin	1,775
Dr. Ruffolo	1,271
Mr. Mahady	1,207

Amounts shown for 2005 also do not include the value of shares of common stock issued in February 2006 upon conversion of performance share awards granted in 2003. The shares were converted as a result of Wyeth’s achievement of the earnings per share target for the 2005 performance year previously set by the Committee representing 200% of the applicable target awards for the 2005 performance year. The mean price of our common stock on February 24, 2006 (the trading day immediately preceding conversion) was $48.965. Conversion of these awards were as follows:

Officer	2005 Performance Year (Shares)
Mr. Essner	400,000
Mr. Poussot	110,000
Mr. Martin	110,000
Dr. Ruffolo	96,200
Mr. Mahady	85,200

Performance share awards under the performance share award program approved by the Compensation and Benefits Committee in 2004 were granted to each of the named executives in 2004 for the 2006 performance year, representing, at 100% of the applicable target, 200,000 shares for Mr. Essner, 55,000 shares for each of Messrs. Poussot and Martin, 48,100 shares for Dr. Ruffolo and 42,600 shares for Mr. Mahady. As described in greater detail in the Long-Term Incentive Plan Awards Table in this proxy statement, performance share awards were also granted to each of the named executive officers in 2005 for the 2007 performance year.

(3)	In 2005, represents Wyeth’s contributions to our Savings Plan and Supplemental Employee Savings Plan (Wyeth matches up to 50% of the first 6% of compensation contributed by the employee). For 2004 and 2003, amount includes those matching contributions and also above market interest.

(4)	Amount for Mr. Essner consists of:

Personal Use of Corporate Aircraft	$106,182
Reimbursement of Taxes (Aircraft)	18,816
Personal Automobile Cost/Expenses	13,402
Reimbursement of Taxes (Car)	13,504
Tax Planning Fees	10,017

Total	$161,921

Costs related to the Company-owned automobile were calculated at full cost to Wyeth although the vehicle was used for business as well as personal transportation. Also, the Board made it a requirement, for security reasons, that the Chairman use corporate aircraft even when traveling on personal business. The incremental cost to the Company is included above although we have not included amounts related to the loss of a tax deduction to Wyeth on account of personal use of corporate aircraft under new tax rules. No disclosure is required under applicable rules for any other named executives as the incremental costs to the Company of all perquisites fall well below the annual $50,000 per individual Securities and Exchange Commission disclosure threshold.

(5)	Mr. Essner’s previously reported special retention award of 33,624 units made on June 21, 2001 in conjunction with Mr. Essner being elected Chief Executive Officer in 2001 was converted as scheduled on the third anniversary of the award to shares of common stock on June 21, 2004. The closing market price of our common stock on the grant date was $62.20 with the award then being valued at $2,091,413. At payout, the award was valued at $1,239,717 based on a closing market price of $36.87 on June 21, 2004.

(6)	Represents a special retention award of 30,000 units awarded on November 17, 2004, that will be converted to shares of common stock on November 17, 2007. The closing market price of our common stock on November 17, 2004 (the grant date) was $40.43. At December 31, 2005, Dr. Ruffolo held these 30,000 units which were valued at $1,382,100 based on the closing market price of our common stock on December 31, 2005 of $46.07. Unless otherwise determined by the Compensation and Benefits Committee, these units will be forfeited upon termination of employment prior to vesting (conversion) for any reason other than death, disability or retirement (in which cases the units would immediately vest). Dr. Ruffolo will not be entitled to vote or receive dividends unless and until the units become vested and are converted to common stock.

OPTION GRANTS TABLE

The following table provides information on option grants in 2005 to our named executive officers.

Individual Grants in 2005

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in 2005	Exercise Price Per Share ($)(2)	Expiration Date	Grant Date Present Value ($)(3)
Robert Essner	432,000	2.0	43.57	April 21, 2015	6,497,280
Bernard Poussot	138,000.6		43.57	April 21, 2015	2,075,520
Kenneth J. Martin	138,000.6		43.57	April 21, 2015	2,075,520
Robert R. Ruffolo, Jr.	115,000.5		43.57	April 21, 2015	1,729,600
Joseph M. Mahady	103,000.5		43.57	April 21, 2015	1,549,120

(1)	Options become exercisable in one-third increments on the first, second and third anniversaries of the date of grant (April 21, 2005) (except that such options may be exercised earlier in the case of the executive’s retirement, disability or death or in the event of a change in control of the Company). The options generally are transferable by these executives to members of their family or to a trust or other entity solely for the benefit of family members.

(2)	The exercise price is the mean of the highest and lowest sale prices of our common stock on the date of grant.

(3)	These assumed values were developed solely for the purpose of comparative disclosure in accordance with Securities and Exchange Commission rules and are not intended to predict future prices of our common stock or our future dividend distributions. The ultimate values of the options will depend on the future market price of our stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, a holder will realize upon exercise of an option will depend on the excess of the market value of our common stock over the exercise price on the date the option is exercised. The estimates (equaling $15.04 per option share) were developed using the Black-Scholes option pricing model incorporating the following assumptions:

Exercise price	$43.57
Option term	10 years
Interest rate	4.34%(a)
Volatility	38.18%(b)
Dividends	$0.92 per share(c)
Reduction	7.83%(d)
Reduction	9.38%(e)

(a)	Representing the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to the option term.

(b)	Calculated using daily stock prices for a three-year period prior to the grant date.

(c)	Representing the annualized dividends paid with respect to a share of common stock on the date of grant.

(d)	Reflecting the probability of forfeiture due to termination prior to vesting.

(e)	Reflecting the probability of a shortened option term due to termination of employment prior to the option expiration date.

OPTION EXERCISE AND YEAR-END VALUE TABLE

The following table discloses the options that were exercised by our named executive officers during 2005 and the number and value of each executive officer’s unexercised options at year-end.

Aggregated Option Exercises in 2005 and Year-End Option Values
Name	Shares Acquired on Exercise (#)		Value Realized ($)	Number of Securities Underlying Unexercised Options at Dec. 31, 2005 (#) Exercisable* Unexercisable**		Value of Unexercised In-the-Money Options at Dec. 31, 2005 ($) Exercisable* Unexercisable**(1)
Robert Essner	5,200	(2)	113,845	2,890,200 952,000	* **	5,865,895 3,956,000	* **
Bernard Poussot	—		—	750,833 294,667	* **	868,071 1,216,682	* **
Kenneth J. Martin	—		—	658,933 294,667	* **	842,458 1,216,682	* **
Robert R. Ruffolo, Jr.	—		—	378,166 226,834	* **	1,227,844 919,734	* **
Joseph M. Mahady	—		—	481,600 221,000	* **	643,980 912,940	* **

(1)	The amounts are based on the closing market price of our common stock on December 31, 2005, which was $46.07. The closing market price on February 3, 2006 was $46.86.

(2)	Represents exercise of employee stock options granted in 1995 (which were set to expire in 2005) at an exercise price of $19.0625.

LONG-TERM INCENTIVE PLAN AWARDS TABLE

The following table provides information on performance share awards granted in 2005 to the executives named in this proxy statement.

Name	Number of Shares, Units or Other Rights (#)(1)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non-Stock Price-Based Plans
			Threshold (#)(1)	Target (#)	Maximum (#)
Robert Essner	180,000	2007	—	180,000	360,000
Bernard Poussot	55,000	2007	—	55,000	110,000
Kenneth J. Martin	55,000	2007	—	55,000	110,000
Robert R. Ruffolo, Jr.	43,000	2007	—	43,000	86,000
Joseph M. Mahady	38,000	2007	—	38,000	76,000

(1)	Represents performance share awards granted in 2005 under our performance share award program under our 2005 Stock Incentive Plan. These awards are composed of units, which may be converted to a number of shares of common stock (one share per unit) based upon the earnings per share (EPS) achieved for the 2007 performance year. In January 2007, the Compensation and Benefits Committee (the “Committee”) will adopt a performance graph setting EPS targets for the 2007 performance year and will determine in early 2008 the actual EPS for 2007 to determine what percentage, if any, of each award has been earned (which will range from 0% to 200% of the award). In the event that less than 100% of the award is earned, the unearned portion (up to 100%) will remain eligible for conversion if our total shareholder return for the performance years 2007-2009 ranks in the top three when compared to that of the peer group listed in this proxy statement (this group may be amended in the Committee’s discretion due to mergers, consolidations or other appropriate circumstances). The executive would forfeit any unearned portion of the award upon termination of employment for any reason other than death, disability or retirement (in which case the units will be converted based upon satisfaction of the performance criteria) or upon a change in control.

In the event that the Company meets 100% of the performance target described above, the payout would equal 100% of the award; (however, as described above, for performance above or below target this amount could vary from 0% to 200% of the award). In such event, Mr. Essner would earn 180,000 shares, each of Messrs. Poussot and Martin would earn 55,000 shares, Dr. Ruffolo would earn 43,000 shares and Mr. Mahady would earn 38,000 shares. Assuming 100% conversion and using the closing market price of $46.86 on February 3, 2006, the awards could be valued at $8,434,800 for Mr. Essner, $2,577,300 for each of Messrs. Poussot and Martin, $2,014,980 for Dr. Ruffolo and $1,780,680 for Mr. Mahady. These figures are for illustrative purposes only and are not indicative of future performance.

PENSION PLAN TABLE

We maintain three non-contributory defined benefit pension plans in which our named executive officers participate. One of these plans is our broad based pension plan intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. The other two plans, our Supplemental Executive Retirement Plan and Executive Retirement Plan, are non-qualified supplemental retirement plans. Our Supplemental Executive Retirement Plan provides that portion of the executive’s pension benefit that cannot be paid under our qualified plan on account of the limitations imposed on qualified plans by the Internal Revenue Code. The aggregate benefits payable under our qualified plan and our Supplemental Executive Retirement Plan are determined based on average final compensation (the total amount of an executive’s compensation for the five calendar years during which such executive’s compensation was the highest out of the 10-year period of service ending with such executive’s early or normal retirement date, divided by five). Our Executive Retirement Plan provides to certain highly compensated executives, including each of our named executive officers, an additional retirement benefit based upon the average final compensation (the total amount of an executive’s compensation for the three calendar years during which such executive’s compensation was the highest out of the 10-year period of service ending with such executive’s early or normal retirement date, divided by three) with three additional years of service added (reduced by one year for each year the executive remains employed by us beyond age 62). The benefit provided by our Executive Retirement Plan is an unreduced benefit at a retirement age of 60 but is offset by benefits provided from our qualified plan and Supplemental Executive Retirement Plan.

	Years of Service *
Final 3-Year Average Earnings	15	20	25	30
$1,400,000	$420,000	$560,000	$700,000	$840,000
1,500,000	450,000	600,000	750,000	900,000
1,600,000	480,000	640,000	800,000	960,000
1,700,000	510,000	680,000	850,000	1,020,000
1,800,000	540,000	720,000	900,000	1,080,000
1,900,000	570,000	760,000	950,000	1,140,000
2,000,000	600,000	800,000	1,000,000	1,200,000
2,100,000	630,000	840,000	1,050,000	1,260,000
2,200,000	660,000	880,000	1,100,000	1,320,000
2,300,000	690,000	920,000	1,150,000	1,380,000
2,400,000	720,000	960,000	1,200,000	1,440,000
2,500,000	750,000	1,000,000	1,250,000	1,500,000
2,600,000	780,000	1,040,000	1,300,000	1,560,000
2,700,000	810,000	1,080,000	1,350,000	1,620,000
2,800,000	840,000	1,120,000	1,400,000	1,680,000
2,900,000	870,000	1,160,000	1,450,000	1,740,000
3,000,000	900,000	1,200,000	1,500,000	1,800,000
3,100,000	930,000	1,240,000	1,550,000	1,860,000
3,200,000	960,000	1,280,000	1,600,000	1,920,000
3,300,000	990,000	1,320,000	1,650,000	1,980,000
3,400,000	1,020,000	1,360,000	1,700,000	2,040,000
3,500,000	1,050,000	1,400,000	1,750,000	2,100,000
3,600,000	1,080,000	1,440,000	1,800,000	2,160,000
3,700,000	1,110,000	1,480,000	1,850,000	2,220,000

	Years of Service *
Final 3-Year Average Earnings	15	20	25	30
$3,800,000	$1,140,000	$1,520,000	$1,900,000	$2,280,000
3,900,000	1,170,000	1,560,000	1,950,000	2,340,000
4,000,000	1,200,000	1,600,000	2,000,000	2,400,000
4,100,000	1,230,000	1,640,000	2,050,000	2,460,000
4,200,000	1,260,000	1,680,000	2,100,000	2,520,000
4,300,000	1,290,000	1,720,000	2,150,000	2,580,000
4,400,000	1,320,000	1,760,000	2,200,000	2,640,000
4,500,000	1,350,000	1,800,000	2,250,000	2,700,000
4,600,000	1,380,000	1,840,000	2,300,000	2,760,000
4,700,000	1,410,000	1,880,000	2,350,000	2,820,000
4,800,000	1,440,000	1,920,000	2,400,000	2,880,000
4,900,000	1,470,000	1,960,000	2,450,000	2,940,000
5,000,000	1,500,000	2,000,000	2,500,000	3,000,000

*	The plans recognize up to 30 years of credited service. The table shows the combined annual pension due an executive under the current provisions of all three pension plans (including additional credited years of service, if applicable) assuming retirement of an executive who has continued employment to age 60 and payment of the benefit as a single life annuity. (No reduction has been made for the applicable Social Security offset.)

The compensation covered by the pension plans for each of the executives named in this proxy statement is base salary and annual bonus. For illustrative purposes only, the following table shows the base salary at the January 1, 2005 rate (not including mid-year increases, if any) plus the 2004 annual bonus (paid in 2005):

Officer	2005 Base Salary	2004 Bonus	Total Amount	Actual Years of Service
Mr. Essner	$1,590,000	$2,500,000	$4,090,000	16
Mr. Poussot	$840,000	$1,200,000	$2,040,000	19
Mr. Martin	$715,000	$1,020,000	$1,735,000	21
Dr. Ruffolo	$679,400	$833,760	$1,513,160	5
Mr. Mahady	$665,600	$794,500	$1,460,100	27

PERFORMANCE GRAPH

The following graph shows the value as of December 31, 2005 of a $1,000 investment in Wyeth’s common stock made as of December 31, 2000, as compared with similar investments based on (i) the value of the S & P 500 Index and (ii) the value of a market-weighted peer group index composed of the common stock of Abbott Laboratories, Bristol-Myers Squibb Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pfizer Inc., Schering-Plough Corporation and Wyeth, in each case on a “total return” basis assuming reinvestment of dividends. The market-weighted peer group index values were calculated from the beginning of the performance period. The stock performance shown below is not necessarily indicative of future performance.

Comparative Values

Year	Wyeth Common Stock	S&P 500 Index	Peer Group Index
12/31/00	$1,000.00	$1,000.00	$1,000.00
12/31/01	$ 980.60	$ 881.70	$ 860.80
12/31/02	$ 610.60	$ 687.30	$ 702.68
12/31/03	$ 708.10	$ 884.10	$ 780.99
12/31/04	$ 727.60	$ 979.90	$ 754.07
12/31/05	$ 803.80	$1,028.00	$ 774.10

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans as of December 31, 2005, including the 1990, 1993, 1996, 1999, 2002 and 2005 Stock Incentive Plans, the 1994 Restricted Stock Plan for Non-Employee Directors, the Management Incentive Plan and the Stock Option Plan for Non-Employee Directors.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights (a)(#)		Weighted Average Exercise Price of Outstanding Options and Rights (b)($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans Excluding Securities Reflected in Column (a) (c)(#)
Equity Compensation Plans Approved by Stockholders	160,589,765	(1)(2)	49.13	43,566,599
Equity Compensation Plans Not Approved by Stockholders	226,000	(3)	50.59	24,000

Total	160,815,765		49.13	43,590,599

(1)	Issued under our 1990, 1993, 1996, 1999, 2002 and 2005 Stock Incentive Plans and 1994 Restricted Stock Plan for Non-Employee Directors. No grants have been made under the 2006 Non-Employee Director Plan which has not yet been approved by stockholders.

(2)	Also includes shares of common stock underlying outstanding awards under our Management Incentive Plan that will vest upon retirement or termination of each participant. These awards will be paid in shares of common stock. No additional awards are being made under the Management Incentive Plan, which has been replaced by our performance incentive award program and Executive Incentive Plan.

(3)	Issued under our Stock Option Plan for Non-Employee Directors, which is described below.

Stock Option Plan for Non-Employee Directors

Our Stock Option Plan for Non-Employee Directors was adopted in 1999 by the Board to attract and retain qualified persons who are not our employees or former employees for service as members of the Board by providing them with an interest in our success and progress by granting them ten-year term non-qualified options to purchase common stock. Under the plan, directors who are not our current or former employees receive an annual grant of stock options on the date of the annual meeting. The price of the options is the fair market value on the date the options are granted. The options become exercisable at the date of the next annual meeting or earlier in the event of the termination of the director’s service due to death, disability or retirement, provided in each case that the director has completed at least two years of continuous service at the time of exercise or termination. The number of shares of our common stock that may be purchased under each annual option grant is currently 4,000, subject to adjustment for subsequent grants. The plan also provides for acceleration of vesting of awards in the event of a change in control of Wyeth. The aggregate maximum number of shares of common stock that may be granted under the plan is 250,000 shares. Assuming our stockholders approve the 2006 Non-Employee Director Stock Incentive Plan at the 2006 Annual Meeting, no further grants will be made under the Stock Option Plan for Non-Employee Directors. Outstanding options held by Non-Employee Directors will continue to be governed by the terms of the Stock Option Plan for Non-Employee Directors and the award agreements pursuant to which they were granted.

CHANGE IN CONTROL SEVERANCE AGREEMENTS

Wyeth has entered into severance agreements with 28 members of its senior management, including each of the executive officers named in this proxy statement, which are intended to provide for continuity of management in the event of a change in control of Wyeth. The agreements currently continue through December 31, 2008 and are automatically extended in one-year increments, unless Wyeth provides a notice of termination no later than September 30 in the year two years prior to such December 31 termination date. If the agreements are terminated, each of the agreements will continue to be effective for the remaining term. However, if a “change in control” (as defined in the agreements) occurs, the agreements will continue in effect for a period of 36 months beyond the change in control. A change in control as defined in the agreements would include any of the following events: (i) any person or persons acting in concert, acquires 20 percent or more of our voting securities; (ii) the consummation of any merger or business combination with Wyeth, sale or lease of our assets or any similar transaction, unless in any case the Wyeth stockholders retain at least 65% of the resulting entity; or (iii) a majority of our directors is replaced during a two-year period.

If, following a change in control, the executive officer who has signed an agreement is terminated for any reason, other than for disability or for cause (as defined in the agreements), or if the executive officer terminates his or her employment for good reason (as defined in the agreements), then the executive officer is entitled to a one-time severance payment equal to three times the total of (a) the executive’s then base salary, (b) the highest bonus awarded to the executive in any of the three years immediately prior to the termination year, and (c) an amount equal to the highest Black-Scholes value (determined as of the date of grant, in accordance with the agreements), of any grant of options and option equivalent value of restricted stock and/or performance shares made to the executive in the year prior to the change in control or, if higher, thereafter through termination. In addition, the executive would also receive a pro-rated bonus, calculated through the date of termination. During the 90-day period following the first anniversary of the change in control, resignation by any executive officer who has signed an agreement would constitute termination for good reason and such officer would be entitled to payment under the agreement.

In the event that any payments made in connection with a change in control would be subjected to the excise tax imposed on excess parachute payments by the Internal Revenue Code, Wyeth will “gross-up” the executive officer’s payments for all such excise taxes plus any federal tax, state and local income tax applicable to such excise tax and penalties and interest thereon. In addition, upon the date of termination, the executive (or the spouse or applicable beneficiary in the event of such executive’s death) will receive three additional years of credit for age and service purposes in calculating supplemental pension benefits using the benefit calculation provisions of our Retirement Plan and, to the extent such executives participate therein, our Supplemental Executive Retirement Plan and our Executive Retirement Plan. This benefit would be further determined without any reduction for the receipt of benefits prior to age 65 or 60, as the case may be, with respect to each plan.

For three years from the date of a termination covered by a severance agreement, Wyeth would either continue the executive’s coverage under our welfare and fringe benefit plans (but excluding our disability, pension and 401(k) plans), perquisites and other programs in which the executive is participating immediately prior to such termination or provide substantially similar benefits. If, at the time of termination, the executive has already attained age 45, the executive would also become vested in all retiree medical coverage, life insurance and other retiree benefits; provided, however, that the retiree medical coverage provided by Wyeth will be secondary to any other medical coverage the executive may then have.

In addition, if any restricted stock awards or options terminate or are forfeited upon or following the termination of the executive’s employment under the terms of any plan, the executive will receive for any terminated or forfeited stock awards or options, an amount equal to the total of (i) the cashout value (as defined in the agreements) of all the shares covered by the restricted stock awards forfeited (with units converted to shares based on the target awards), and (ii) the excess of (a) the cashout value of all the shares subject to options which were forfeited divided by (b) the aggregate exercise price of the shares subject to the forfeited options.

Wyeth has also entered into contracts with approximately 590 other key employees which are substantially the same as the ones entered into with the corporate officers except that (i) the severance payment multiple is equal to two times (as opposed to three) the total of (a) the executive’s then base salary, (b) the highest bonus awarded to the executive in any of the three years immediately prior to the termination year, and (c) an amount equal to the highest Black-Scholes value (determined as of the date of grant, in accordance with the agreements), of any grant of options and restricted stock made to the executive in the year prior to the change in control or, if higher, thereafter through termination, (ii) the addition of an additional two years of credit for age and service as described above (as opposed to three years), (iii) the extension of certain welfare and fringe benefits for two years (as opposed to three years), and (iv) these employees may not resign from their positions after one year following a change in control with the resignation being deemed a good reason for termination.

Under the terms of the 1996, 1999, 2002 and 2005 Stock Incentive Plans, outstanding options become exercisable and stock awards generally vest upon a change in control, as defined in these plans.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Company retained the law firm of Pepper Hamilton LLP in connection with various legal matters in 2005 and has paid or is expected to pay $277,202 for these services. In 2006, the Company has and expects to continue to retain this firm, with approximately $9,519 in net billings to date. Nina M. Gussack is a partner at Pepper Hamilton and the sister-in-law of Lawrence V. Stein, Senior Vice President and General Counsel of the Company. As part of Pepper Hamilton’s overall representation of the Company, Ms. Gussack has provided specialized legal advice regarding clinical trial and drug development to the Company. Following Mr. Stein’s promotion to General Counsel of the Company as of July 1, 2003, the Audit Committee of the Board of Directors established procedures for hiring Pepper Hamilton while Mr. Stein is General Counsel. Under these procedures, which require the approval of the Chief Executive Officer or Chief Financial Officer for retention, Mr. Stein is not directly involved in determinations to retain Pepper Hamilton, although as General Counsel he has a right to veto any retention which has been approved.

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

A.	Our Committee’s Responsibilities

Our committee assists our Board of Directors with all significant compensation and benefits programs, including:

•	executive compensation (cash and non-cash);

•	deferred compensation;

•	equity incentive plans;

•	performance incentive and restricted stock awards; and

•	other benefit programs.

Only directors who satisfy the definition of “non-employee directors” under applicable federal securities laws, “outside directors” under applicable federal tax code provisions and “independent directors” under the New York Stock Exchange listing standards and our corporate governance guidelines serve as members of our committee.

B.	Compensation Philosophy

Our committee is keenly aware that Wyeth’s people are its greatest asset. Accordingly, one of our key charges is to ensure that Wyeth attracts, retains and motivates the best leaders and employees to help Wyeth reach its strategic goals and be recognized as the best pharmaceutical company in the world. Committee members stay current on developments in the compensation and benefits arenas through following current events and trends in compensation, carefully reviewing developments in accounting, tax and the law and from our individual business experiences outside our roles as Wyeth directors. In addition, we engage a nationally-recognized compensation consultant to assist our committee in assessing developments in the compensation and benefits arenas and their impact on Wyeth and its plans and arrangements.

Although this report focuses on executive compensation, it is important to note that our committee is actively involved in overseeing compensation and benefits matters for all Wyeth employees. We understand the importance of attracting, retaining and motivating employees at all levels of the organization.

Wyeth operates in a very competitive industry, and accordingly, compensation is a key element to attracting, retaining and motivating the best leaders to help us reach our goal to bring to the world products that improve lives and deliver outstanding value to our customers and shareholders.

Our committee believes that in order to motivate senior executives, short-term and long-term goals and objectives must be set, and when company and individual performance meet those goals and objectives, executives should be rewarded. In addition, we believe that aligning the interests of executives with those of shareholders through the use of equity-based compensation programs and stock ownership guidelines further encourages outstanding company performance leading to increased share value.

Our key objective for cash compensation is to reward achievement of company objectives and to compensate senior executives generally at or near the median when compared to levels paid to similarly situated executives at other leading pharmaceutical companies. In addition, it is our philosophy that, for years in which Wyeth’s performance is among the leaders in its peer group, senior executives should receive bonus compensation that raises their level of cash compensation to the top quartile of the competitive market.

Our determinations on equity-based compensation reflect our intent to grant options and performance share values to senior executives at levels that correspond to the top quartile of our peer group. In arriving at our determinations regarding options and performance share awards we consider the resulting total compensation competitiveness, Wyeth’s performance in the year since the last grant of options and performance shares and other factors detailed below.

Under our charter, we also periodically review employee pension plans and employee welfare benefit plans. In addition, we compare the competitiveness of these plans with those maintained by Wyeth’s peer group and make recommendations to the Board to amend these plans as appropriate.

C.	Components of Compensation

The three main components of compensation for our senior executives are base salary, cash bonuses and equity-based incentives (generally in the form of stock options and performance share awards). Typically, we grant performance-based share awards to senior executives and do not grant time-vesting restricted stock awards, except under limited circumstances such as upon initial employment, promotion or for critical executive retention.

In allocating compensation among these three components of compensation, we review data that compares the compensation paid or awarded to our senior executives to that paid or awarded to similarly situated executives of our competitors, including Abbott Laboratories, Bristol-Myers Squibb Company, Eli Lilly and

Company, Johnson & Johnson, Merck & Co., Inc., Pfizer Inc. and Schering-Plough Corporation. We believe that this data is one important factor in allocating compensation in a manner consistent with our committee’s responsibility to ensure that Wyeth is able to attract, motivate and retain our executive talent. We also review industry factors, general business developments, progress in or resolution of ongoing litigation, and corporate and personal performance. Finally, we set goals and targets to measure performance as described in detail below, and we periodically consult with our compensation consultant. In 2005, as in prior years, we engaged the advisory services of a nationally-recognized compensation consulting firm. This firm regularly provided reports to us illustrating competitive compensation data and addressing developments and trends in the compensation arena. This firm also participated in many of our committee meetings.

1. Base Salary and Cash Bonus

Base salaries for senior executives, including our Chairman, President and Chief Executive Officer, are set each November by the Board following receipt of our recommendation. Base salaries set in November apply to the entire following calendar year, except in special circumstances, such as when an executive is promoted or receives increased responsibilities during that year. In 2005, two senior executives received mid-year raises, in each case in connection with a promotion, and no senior executives named in this proxy statement received a mid-year increase. We consider various factors in determining the base salary level for each senior executive, including the executive’s individual performance, the performance of a business unit managed by the executive (if applicable), changes in the scope of responsibilities for the executive, overall financial condition of Wyeth, general corporate performance of Wyeth, retention/competitive considerations and the recommendations of the Chairman, President and Chief Executive Officer (other than with respect to his own salary).

Cash bonuses are generally paid to senior executives under either our Performance Incentive Award Program or, if applicable, our Executive Incentive Plan (which generally applies to the named senior executives and is contingent upon Wyeth achieving consolidated earnings). No employee is eligible to receive a bonus under both the Performance Incentive Award Program and the Executive Incentive Plan for any single year. The cash bonus payable to each senior executive is determined by us and depends upon a variety of factors. Heavily weighted factors considered in our determination of whether and how much of a bonus to pay in the aggregate include a review of whether financial goals set by Wyeth for its divisions (as applicable) and the company overall have been met. In determining the amount of individual bonuses, we review the leadership qualities of the senior executive and the contribution made by the senior executive’s business unit (if applicable) towards the achievement of Wyeth’s objectives and initiatives and other relevant factors.

2. Equity-Based Incentives

Equity represents a significant component of our executive compensation because we believe that equity-based compensation helps align the long-term interests of senior executives with those of our stockholders. We also believe that equity compensation motivates senior executives to remain employed by and make future contributions to Wyeth despite a competitive labor market.

As a component of equity compensation, we grant stock options under our shareholder-approved stock incentive plans. Under these plans, stock options are granted with an exercise price equal to the market price on the date of grant. If there is no appreciation in the market price of our common stock, the executive does not receive any value from the options. Stock option grants are awarded to senior executives based on the salary, responsibility and performance of the individual executive. Stock option grants made to senior executives (as well as grants made to all employees) in 2005 become exercisable in three equal annual installments on each of the first, second and third anniversaries of the date of grant except in cases of the death, retirement or disability of the option holder or in the event of a change in control of Wyeth, in which cases the options become immediately exercisable.

Performance share awards are another component of equity compensation that we grant annually to senior executives, including the Chairman, President and Chief Executive Officer. For each member of our

Management Committee (which includes all but two of the Company’s executive officers), we determine the annual “long-term incentive value” based in part on compensation data provided by our independent compensation consultant of similarly situated executives at other leading pharmaceutical companies. We use this value to help determine the annual stock option grant and performance share award for all senior executives, including members of the Management Committee. In determining this value, we generally value each share subject to a performance share award at three times the value of each share underlying an option and allocate the total long-term incentive value between stock option grants and performance share awards. Performance share awards convert to shares of common stock if the performance targets described below are achieved:

•	We approve an Earnings Per Share (EPS) goal early in the performance year (the second full year following the grant). Performance share awards convert to shares of common stock based upon the extent to which the EPS target is achieved during the performance year. The number of shares earned by each recipient can range from 0% to 200% of the performance share award.

•	If less than 100% of the award is earned for the applicable performance year, the unearned portion of the award (up to a maximum of 100% of the initial award) may be earned if our total shareholder return for the performance year and the following two years ranks in the top three when compared to our peer group.

Prior to conversion, the award is forfeited in the event of termination of employment for any reason other than death, disability or retirement (in which cases the performance share award will convert based upon satisfaction of the applicable performance criteria) or upon a change in control.

D.	Compensation for 2005

1. Base Salary

In November 2004, we recommended, and the Board granted, base salary increases for 2005 for senior executives, including the Chairman, President and Chief Executive Officer. Base salary for the Chairman, President and Chief Executive Officer, was increased by $75,000 or 5% over his base salary rate at the end of 2004, to $1,590,000. Overall, base salaries for Wyeth senior executives were set close to the market median of the base salaries of similarly situated senior executives at other pharmaceutical companies. Several other factors were considered in our recommendation for the 2005 salary increase including:

•	Worldwide net revenue increased 10% for the 2004 third quarter and 10% for the 2004 first nine months;

•	Net income and diluted earnings per share, before certain significant items, increased 16% and 17%, respectively, for the 2004 third quarter and each increased 9% for the 2004 first nine months;

•	The U.S. Centers for Disease Control and Prevention and the European Medicines Agency each reinstated Prevnar® (in Europe, Prevenar) to its full dosage schedule; and

•	Research and Development milestones were attained in accordance with pre-determined corporate research goals, including the expected December 2004 application filing with the U.S. Food and Drug Administration and other regulatory agencies for approval of our new antibiotic, Tygacil.™

2. Cash Bonuses

For 2005, we recommended and the Board granted cash bonuses under our Performance Incentive Plan (or the Executive Incentive Plan) to senior executives based on a variety of factors including divisional and overall performance. In determining the size of the awards to senior executives, including the Chairman, President and Chief Executive Officer, critical factors in our determination were:

•	Worldwide net revenue increased 8% for the 2005 full year;

•	Net income and diluted earnings per share, before certain significant items, increased 12% and 11% for the 2005 full year, respectively;

•	Shareholder value was up 11% for the 2005 full year, outperforming our peer group index by 36%;

•	Cash dividends increased by 9%;

•	The decision was made to repatriate $3.1 billion of foreign earnings;

•	The new antibiotic Tygacil™ was launched;

•	The Grange Castle Ireland biotech production facility was opened and approved by European regulators;

•	Key strategic collaborations were established with Progenics Pharmaceuticals and Trubion Pharmaceuticals;

•	The Nutrition business reached $1 billion in annual sales;

•	The federal district court approved the Seventh Amendment to the Nationwide Class Action Settlement Agreement relating to the diet drug litigation; and

•	Product approvals and new research developments continued to occur.

Based upon these strong increases in Wyeth’s operational performance, cash bonuses were awarded at a level designed to position total cash compensation for 2005 in the top quartile when compared to our peer companies.

3. Equity-Based Incentives

In April 2005, we granted stock options and performance share awards to our senior executives. In deciding to make these grants, we reviewed a report from our compensation consultant regarding the competitiveness of the proposed grants with those of similarly situated executives at the major pharmaceutical companies (including our peer group) and we reduced stock option and restricted stock grant levels for senior executives by 10% overall for the second year in a row. We also considered the following significant factors:

•	Worldwide net revenue rose 14% to $4.6 billion in the 2005 first quarter driven by strong growth of Effexor®, Enbrel®, Protonix®, Zosyn® and Rapamune®;

•	Net income and diluted earnings per share (before certain significant items) for the 2005 first quarter increased 28% and 29%, respectively;

•	The federal district court approved the Seventh Amendment to the Nationwide Class Action Settlement Agreement relating to the diet drug litigation;

•	The New Drug Application for Tygacil,™ the investigational antibiotic, was granted priority status by the FDA;

•	Effexor® 2004 worldwide revenues reached $3.3 billion, making it the number one selling antidepressant in the world;

•	Enbrel® was launched in Japan in March 2005 for the treatment of rheumatoid arthritis;

•	Usage growth of Prevenar® in national vaccine programs; and

•	FDA approved pediatric exclusivity for Rapamune® during the 2004 fourth quarter.

The options granted to senior executives (and all other employees) in April 2005 have an exercise price per share of $43.57, the mean market price on the date of grant, and are subject to three-year phased vesting.

The performance shares granted in April 2005 may convert to shares of common stock based upon the extent to which Wyeth achieves its EPS goal for 2007. In January 2007, we expect to approve an EPS goal for the 2007 performance year, and we will quantify in early 2008 the EPS target generated in 2007 to determine the extent, if any, to which these performance shares will convert to shares of common stock. The extent of the conversion will range from 0% to 200% of the target awards depending upon actual EPS in 2007. In the event that less than 100% of the award is converted, the balance (up to 100%) will remain eligible for conversion if our total shareholder return for the performance years 2007 – 2009 ranks in the top three when compared to returns generated by our peer group.

E.	Compensation for Chairman, President and Chief Executive Officer–2005

We determined the total compensation for the Chairman, President and Chief Executive Officer for 2005 by evaluating his personal performance as a leader and manager and by reviewing overall corporate performance. We noted Mr. Essner’s leadership skills and performance in his roles as Chairman, President and Chief Executive Officer. We also evaluated his salary and bonus relative to the chief executive officer pay of our peer group companies and considered the factors relating to senior executive salary and bonuses described elsewhere in this report.

With respect to Mr. Essner’s stock option grant and performance share award made in April 2005, we took into consideration the same performance factors considered for executive officer grants generally described elsewhere in this report, as well as his overall leadership. However, it should be noted that we reduced stock option and restricted stock grant levels for senior executives (including for Mr. Essner) by 10% overall for the second year in a row.

Set forth below is a summary of total 2005 compensation for Mr. Essner:

Earned 2005 Cash Compensation
Cash Compensation		All Other Compensation
Salary	Bonus
$1,590,000	$2,700,000	$209,621(1)

(1)	Represents (i) the incremental cost to Wyeth of certain perquisites that are described in the Summary Compensation Table in this proxy statement, and (ii) Wyeth matches under Wyeth’s 40l(k) Savings Plan and Supplemental Employee Savings Plan (SESP).

2005 Long-Term Stock Incentive Grants (unvested) (#)
Stock Options	Performance Share Target Award
432,000(1)	180,000(2)

(1)	This grant has an assumed value of $6,497,280, calculated based on the Black-Scholes pricing model under multiple assumptions described in detail in the Options Grants Table appearing earlier in this proxy statement. Actual value to Mr. Essner, if any, would depend upon an increase in Wyeth’s stock price.

(2)	This award had an assumed value of $7,842,600, calculated based on the mean price of the Company’s common stock on the date of grant ($43.57). Actual value to Mr. Essner, if any, would depend upon the Company’s achievement of performance targets set by us and Wyeth’s stock price at the time the award is earned.

The amounts shown in the above tables do not include the value upon vesting of a restricted stock performance target award representing 30,510 shares valued at $1,239,621 (shown as an LTIP Payout in the Summary Compensation Table) granted in 2002 and paid in 2005 relating to the 2004 performance year. While paid in 2005, we do not view this long-term incentive amount as 2005 compensation.

F.	Review of Retirement Plans

During 2005, technical amendments were made to the Executive Retirement Plan and the Supplemental Executive Retirement Plan to comply with Section 409A of the Internal Revenue Code of 1986, as amended, which became effective in 2005. In accordance with regulatory guidance issued at the end of 2005, we anticipate conducting a further review of these arrangements in 2006.

G.	Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for public companies for compensation of more than $1 million paid in any year to our Chief Executive Officer and to our four next most highly compensated executive officers. Accordingly, base salaries and other non-performance based compensation as defined in Section 162(m) in excess of $1 million paid to these officers in any year will not be deductible by Wyeth. Our general approach is to structure the annual incentive bonuses and stock options payable to our executive officers in a manner that preserves the tax deductibility of that compensation. However, we have paid, and in the future reserve the right to authorize, compensation that may not be fully tax deductible for purposes of Section 162(m), where such compensation is, in the judgment of the Committee, consistent with the Committee’s overall compensation objectives and philosophy discussed above.

H.	Deferred Compensation Plan

Under our Deferred Compensation Plan, eligible employees may defer salary and bonus (until a specified date or retirement), and these deferred amounts are invested in a variety of investment options, including an annually set fixed rate option crediting interest that is compounded quarterly.

The interest rate on the fixed rate interest option is reset each January for the current calendar year. In January 2005, the 2005 interest rate for the market rate option was reset at 5.60%, compounded quarterly. In January 2006, the 2006 interest rate for the market rate was reset at 5.58%, compounded quarterly. Wyeth’s obligations to make payments to plan participants have been registered under the Securities Act of 1933, as amended, and are unsecured obligations.

I.	Executive Stock Ownership Guidelines

We have adopted stock ownership guidelines for senior executives. Authority to administer these guidelines has been delegated to the Chairman, President and Chief Executive Officer, who reports periodically to us. The guideline for the Chief Executive Officer is Wyeth share ownership with a value of at least eight times his base salary. Officers who report to the Chief Executive Officer have a guideline of Wyeth share ownership value at least six times base salary and other employees who are members of the Management, Law/Regulatory Review, Human Resources and Benefits and Operations Committees have a guideline of four times base salary. The purpose of these guidelines is to encourage significant ownership of stock in Wyeth by senior executives and by virtue of that ownership align the personal interests of Wyeth senior executives with those of our stockholders. Executives increase their share ownership through a variety of methods, including retaining ownership of equity awards granted by the company.

J.	Compensation Committee Interlocks and Insider Participation

As required by our Charter, there are no current or former Wyeth employees serving on our committee and there are no circumstances under which Wyeth would be required to report any “compensation committee interlocks” under the applicable proxy rules.

K.	Conclusion

We believe that Wyeth has been successful in attracting, retaining and motivating a talented leadership team due in part to the appealing design of its compensation and benefit programs. We remain confident that these programs are representative of contemporary compensation arrangements at the companies Wyeth competes with for top quality talent at all levels, and that they continue to serve the bests interest of Wyeth and its stockholders.

COMPENSATION AND BENEFITS COMMITTEE

Ivan G. Seidenberg, Chairman

Richard L. Carrión

John P. Mascotte

Walter V. Shipley

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Wyeth’s audited financial statements for the year ended December 31, 2005.

Wyeth’s management has primary responsibility for the Company’s internal controls and preparing the Company’s consolidated financial statements. Wyeth’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of Wyeth’s consolidated financial statements and of its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”). The purpose of the Audit Committee is to assist the Board in its general oversight of Wyeth’s financial reporting, internal controls, and audit functions.

The Audit Committee has reviewed and discussed Wyeth’s audited financial statements with management. The Audit Committee has also had many discussions, including the required discussions with PricewaterhouseCoopers LLP, Wyeth’s independent registered public accounting firm, regarding matters related to the conduct of the annual integrated audit of Wyeth’s financial statements and of its internal control over financial reporting. The content of these communications is governed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, which relates to the accountants’ independence from Wyeth and has discussed with PricewaterhouseCoopers LLP their firm’s independence from Wyeth.

The Audit Committee is governed by the Audit Committee Charter adopted by Wyeth’s Board of Directors, a copy of which is attached as Appendix B to this proxy statement. Each of the members of the Audit Committee qualifies as an “independent” Director under the current applicable listing standards of the New York Stock Exchange.

Based upon the review and discussions referred to above, the Audit Committee has recommended to Wyeth’s Board of Directors that Wyeth’s audited financial statements be included in Wyeth’s Annual Report on Form 10-K for the year ended December 31, 2005.

AUDIT COMMITTEE

John D. Feerick, Chairman

Richard L. Carrión

John P. Mascotte

John R. Torell III

REPORT OF THE NOMINATING AND GOVERNANCE COMMITTEE ON

CORPORATE GOVERNANCE MATTERS

A.	Outlook of the Committee on Corporate Governance

We believe that sound principles of corporate governance are an important key to Wyeth’s success and ability to secure the confidence of its stockholders, customers and employees. Substantial responsibility for good corporate governance rests with our Board (including the Nominating and Governance Committee) and the role it takes in overseeing how management serves the long-term interests of Wyeth and its stockholders. Keeping the Committee and the Board apprised of trends and best practices in corporate governance, and creating mechanisms to place the Board in a position to make informed, educated decisions, are priorities of the Committee.

B.	Historical Background

In 2001, before the increased focus on corporate governance gained widespread momentum, the Nominating and Governance Committee (this “Committee”) recommended, and the Board adopted, charters for all the then current standing committees of the Board which had not previously been subject to formal written charters, namely, the Compensation and Benefits Committee, the Corporate Issues Committee, and this Committee. The charters for the standing committees, all of which were revised in 2003 following the promulgation of regulations under the Sarbanes-Oxley Act of 2002 and the finalization of the New York Stock Exchange Corporate Governance Standards, set out the purpose, composition, duties and responsibilities, and procedures of each respective committee. In 2003, this Committee also recommended, and the Board adopted, a formal set of Board guidelines, the Wyeth Corporate Governance Guidelines, based in part on the written Board practices originally adopted in 2001. The Guidelines and committee charters, as well as the functioning of the Board and the Board committees, have been subject to annual evaluation, which this Committee has facilitated in accordance with our Charter and the Wyeth Corporate Governance Guidelines. In conducting its review of Wyeth’s Guidelines and committee charters, this Committee carefully evaluates these documents based on our corporate governance objectives of transparency, accountability and the fulfillment of the Board’s responsibilities to its stockholders, customers and employees. The current versions of these documents are annexed to this proxy statement and can also be accessed on the Corporate Governance section of the Company’s website at www.wyeth.com.

In 2004, coupling the requirements of U.S. federal regulations and the NYSE Corporate Governance Standards with our own continually evolving vision of good corporate governance and the corporate oversight obligation of the Board of Directors, this Committee established a site visitation program to facilitate Board member visits to the key facilities of the Company, identified key topics to be addressed by the independent directors in a portion of their executive sessions, and developed a program of in-depth strategic planning meetings to be held by the Board annually at which issues relating to the future direction of the Company are analyzed and reviewed. All of these changes were incorporated in the Wyeth Corporate Governance Guidelines and approved by the Board of Directors. In 2004, this Committee also commenced a review of the criteria and procedures for board candidate selection, which had been adopted formally in 2002 as this Committee’s Criteria and Procedures for Board Candidate Selection and, as a result of this review and the firm belief in the importance of the criteria and procedures this Committee articulated, was adopted by the full Board in 2004. We have annexed this Criteria and Procedures for Board Candidate Selection to this proxy statement and it is also accessible on the Corporate Governance section of the Company’s website at www.wyeth.com.

C.	Developments in 2005

As it has done for the last several years, in 2005 this Committee continued to monitor best practices in an effort to further evaluate and enhance the Company’s governance practices, policies and documentation. We have sought closer alignment of the governance practices of this Committee with the priorities and objectives of the Company, including a focus on providing the Board with opportunities for education on the changing environment of the pharmaceutical industry, scientific and medical innovation, cutting-edge pharmaceutical technologies, and the Company’s productivity initiatives. We achieved these objectives in 2005 through the annual board strategic planning meetings, the site visitation program, and the topics identified by this Committee in 2005 for discussion in the executive sessions of the independent members of the Board (which were held at every regularly scheduled Board meeting). This Committee also recommended that the Board form a new science and technology committee, which will be comprised of independent members of the Board, in an effort to further advance the Company’s strategic priorities. This Committee proposed a charter for this new committee, which has been approved by the full Board, and will oversee the committee membership appointment process in 2006.

In connection with the review of corporate governance concepts and practices, and their potential applicability to the Company, this Committee also identified and implemented several initiatives that could potentially enhance the overall strength and functioning of the Board. In that regard, during 2005 this Committee has, for example, established stock ownership guidelines for directors and limited the number of audit committees on which Board members may serve. These and other changes have been incorporated in the Wyeth Corporate Governance Guidelines and approved by the Board of Directors.

This Committee also conducted its biennial review of non-employee director compensation. In its review, this Committee sought to align director compensation with the long-term financial performance of the Company. Consequently, this Committee recommended changes in the equity portion of director compensation, which resulted in the 2006 Non-Employee Director Stock Incentive Plan being adopted by the Board subject to stockholder approval as detailed in Item 3 of this proxy statement. Assuming stockholder approval of the plan, non-employee directors will receive annually 3,500 non-qualified stock options which vest after one year’s service and 1,200 units of restricted stock which must be held until the director leaves the Board. These amounts are subject to adjustment.

Following the retirement in early 2005 of two members of the Board of Directors, in 2005 this Committee conducted a search for two additional members, and retained an executive search firm to assist in this effort. The executive search firm was given a set of specifications, based on the Wyeth Corporate Governance Guidelines and the Criteria and Procedures for Board Candidate Selection, for use in the identification of director candidates. The search resulted in the election by the Board in September 2005 of Gary L. Rogers, effective October 1, 2005, and the election by the Board in November 2005 of Victor F. Ganzi, effective December 1, 2005. The Chairman of this Committee and several members of this Committee actively conducted the selection process. Several members of senior management also participated in the interview and screening process. Ultimately, this Committee and the Board determined that Mr. Rogers and Mr. Ganzi satisfied the Company’s criteria for selection, which included an independence analysis under the applicable regulatory and Company standards.

This Committee, in keeping with its mandate, continues to study, evaluate and improve upon this solid foundation in good corporate governance. In that vein it has kept itself informed throughout 2005 on developments relating to the appointment of a lead director and the election of directors by majority vote. The current position of this Committee with respect to lead directors can be found on the Corporate Governance section of the Company’s website at www.wyeth.com. The on-going work of this Committee with respect to the issue of director election by majority vote is detailed in Item 7 of this proxy statement.

D.	Questions and Answers About Our Board, Board Committees, and Governance Policies

Below are several questions and answers that provide some highlights of our governance practices and new policy initiatives.

Q:	Is Wyeth’s Board comprised of a majority of independent directors?

A:

Yes, our Board currently consists entirely of non-employee directors, other than Mr. Essner. In fact, we consider the Board’s independence to be one of its great strengths. For the past several years, the individual or individuals serving as the Chairman, President and Chief Executive Officer have been the only member(s) of management on the Board.

The Wyeth Corporate Governance Guidelines adopted by the Board contain standards of independence that meet or exceed the NYSE Corporate Governance Standards. These independence standards are set out in detail in Section II.b. of the Wyeth Corporate Governance Guidelines annexed to this proxy statement and available on the Corporate Governance section of the Company’s website at www.wyeth.com.

Pursuant to these Guidelines and the categorical standards of independence that they set forth, the Board reviewed the independence of each of its directors in February 2006 taking into account any potential conflicts of interest, transactions or other relationships that could compromise any of our directors’ independence. As a result of this review, the Board affirmatively determined that all of the Company’s directors are independent of the Company and its management under the standards set forth in the Wyeth Corporate Governance Guidelines, with the exception of the Chairman, Mr. Essner, who is not independent because of his employment as our President and Chief Executive Officer.

Q:	What Committees of Wyeth’s Board are comprised of a majority of independent directors?

A:	Since their inception, the Audit Committee, Compensation and Benefits Committee and Corporate Issues Committee, have been comprised only of independent directors, as determined under applicable NYSE Corporate Governance Standards. The Nominating and Governance Committee is currently, and has been for the past eight years, also comprised only of independent directors, as determined under applicable NYSE Corporate Governance Standards. The newly formed Science and Technology Committee will also be comprised solely of independent directors.

Q:	Are any of Wyeth’s management directors part of “interlocking” relationships?

A:	No. In fact, Mr. Essner is currently the only member of management on the Board, and he is not on the board of directors of any company that either employs an executive who sits on our Board or includes on its board another member of our Board.

Q:	What happens when one of Wyeth’s non-employee directors accepts a new directorship or changes professions?

A:	Under Wyeth’s protocols and procedures for the review of potential conflicts of interest, any new directorship or other significant affiliation involving another entity and one of our directors is reviewed for its impact on the director’s independence. According to the Wyeth Corporate Governance Guidelines, the non-employee directors must offer not to stand for re-election following a change in their primary profession or employment. This Committee then makes a recommendation to the Board whether to accept or reject the offer as appropriate under the circumstances.

Q:	Does Wyeth require regular meetings of its non-management directors and/or have a lead independent director?

A:	Yes. Regular executive sessions of the non-management members of the Board are required under the Wyeth Corporate Governance Guidelines. Executive sessions of the non-management directors, who are all also independent directors, were held at every regularly scheduled Board meeting in 2005. The executive sessions of the non-management directors are chaired by the Chairmen of each respective standing Committee on a rotating basis. By doing so, we believe that the duties that would typically fall upon a single lead independent director may be effectively assumed by the Chairmen of our standing committees.

Q:	What sort of financial expertise do the members of Wyeth’s Audit Committee have?

A:	All of our Audit Committee members meet the current NYSE listing standards for both independence and financial literacy. Our Board has designated one member of our Audit Committee to be the “audit committee financial expert” as defined by the SEC, although other members of our Audit Committee are also qualified.

Q.	On how many audit committees of public companies may a Wyeth director simultaneously serve?

A:	Pursuant to the Wyeth Corporate Governance Guidelines, a member of the Audit Committee may not simultaneously serve on the audit committee of more than three public companies, including the Company.

Q:	Are your Board Committees authorized to independently engage outside advice?

A:	Yes. The Board Committees are authorized to seek outside counsel and expert advice. Two Committees, the Compensation and Benefits Committee and the Nominating and Governance Committee, have hired and actively consulted with independent consulting firms in 2005. In addition, the independent registered public accounting firm of the Company is retained by the Audit Committee, subject to ratification by our stockholders.

Q:	Does Wyeth have a director education policy?

A:	This Committee has identified several director education programs, accredited by a corporate governance rating agency and sponsored by prominent institutions, from which new directors must choose at least one program to attend. Other directors are also invited to attend director education programs to learn about new fields related to board service.

Q:	Does Wyeth have a policy regarding director attendance at Board and Board Committee meetings?

A:	Although the Company has no formal meeting attendance policy, it is the expectation of the Chairman that all Board members attend every Board meeting and the meetings of the Committees on which they sit, unless special circumstances require that they be excused. Such circumstances are ordinarily discussed with the Chairman in advance of an unattended meeting.

Q:	Did all directors attend last year’s Annual Meeting of Stockholders?

A:	All directors then serving on the Board attended last year’s Annual Meeting of Stockholders.

Q:	What is the procedure for a stockholder to submit the name of a candidate for consideration as a potential nominee to the Board of Directors?

A.	In accordance with our By-Laws, the name and qualifications of the potential candidate should be submitted to the Corporate Secretary of Wyeth. This Committee then considers the qualifications of the potential candidate at its next regularly scheduled meeting in accordance with this Committee’s Criteria and Procedures for Board Candidate Selection. When an executive search firm is under contract, such potential candidates are reviewed by the search firm under the set of search specifications being used for the specific search being conducted.

Q:	Are the charters of any of your Board Committees publicly available?

A:	Yes. The charters of each of the Audit, Compensation and Benefits, Corporate Issues and this Committee are included as appendices to this proxy statement. In addition, all of these charters are also available on the Corporate Governance section of our website at www.wyeth.com. The charter of the Science and Technology Committee to be formed is also available on our website. As required by the charters, we evaluate each of these charters on an annual basis.

Q:	Does Wyeth have an Ethics Code?

A:	Yes. The Wyeth Code of Conduct, which has been in existence for many years, was revised in 2003 in accordance with SEC regulations and the NYSE Corporate Governance Rules, in addition to other considerations, and is available on the Wyeth website at www.wyeth.com. Worldwide training on the Wyeth Code of Conduct, and its application to the business lives of all employees, is on-going using custom designed educational tools. The Wyeth Code of Conduct applies to all of our directors and executive officers, as well as all of our employees. The Wyeth Code of Conduct includes a code of ethics that applies to our senior financial officers and our Chief Executive Officer. It is designed to assure honest and ethical conduct, avoidance of conflicts of interest, good public disclosure and full compliance with applicable laws and regulations.

Q:	Does Wyeth have a way for stockholders to report concerns they may have regarding accounting matters directly to the Audit Committee?

A:	Yes. If a stockholder, or any party, has concerns about accounting, internal accounting controls or audit matters, he or she can write directly to the Audit Committee of the Board at a P.O. Box of the Audit Committee located in New York City. The address is located in the Corporate Governance section of our website at www.wyeth.com. The Audit Committee Chairman receives all such communication, unopened, and responds or directs the response as he deems appropriate. The full Audit Committee reviews the treatment and status of all such communications at each Audit Committee meeting.

Q:	Does Wyeth have a way for stockholders to directly contact our non-management directors?

A:	Yes. If a stockholder, or any party, wishes to directly contact the non-management members of our Board of Directors, he or she can write directly to the Board at a P.O. Box of the Board located in New York City. The address is located in the Corporate Governance section of our website at www.wyeth.com. All such communication, other than advertising circulars, solicitations and advertisements, is forwarded to the party to whom it is addressed.

Q:	Does Wyeth have stock ownership guidelines for its executive officers?

A:	Yes. The Company has stock ownership guidelines for executive officers and other key U.S. employees in order to promote equity ownership and further align the interests of management with Wyeth’s stockholders. The Chief Executive Officer has a share ownership guideline with a value of at least eight times his base salary, officers who report directly to the Chief Executive Officer have a share ownership guideline with a value of at least six times base salary and other employees who are members of the Management, Law/Regulatory Review, Human Resources and Benefits and Operations Committees have a share ownership guideline with a value of at least four times base salary.

Q:	Does Wyeth have stock ownership guidelines for its non-employee directors?

A:	Yes. Each non-employee Director is required to hold at least five times the value of the annual cash Board service retainer in Wyeth stock and/or equivalent units. Directors are given five years to attain this ownership threshold.

NOMINATING AND GOVERNANCE COMMITTEE

John P. Mascotte, Chairman

John D. Feerick

Frances D. Fergusson, Ph.D.

Robert Langer, Sc.D.

Mary Lake Polan, M.D., Ph.D., M.P.H.

Walter V. Shipley

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEE SUMMARY

On March 3, 2005, the Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005, as ratified by stockholders at the 2005 Annual Meeting. PricewaterhouseCoopers LLP also acted in this capacity in 2004 and previously. The information below includes amounts billed or expected to be billed for these services.

Audit Fees

The aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2005 and December 31, 2004 were $10.6 million and $10.8 million, respectively.

Audit-Related Fees

The aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for audit-related services to Wyeth, for the fiscal years ended December 31, 2005 and December 31, 2004, were $1.6 million and $0.9 million, respectively. These services consist primarily of employee benefit plan audits, assistance with registration statements, consents and comfort letters related to debt issuances, assistance with divestitures, and other services approved by the Audit Committee.

Tax Fees

The aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for tax services to Wyeth for the fiscal years ending December 31, 2005 and December 31, 2004 were $1.9 million and $2.2 million, respectively. These services primarily relate to the analysis and review of consolidated and local foreign tax provisions, preparation of local foreign tax returns, assistance on foreign tax audits, as well as foreign transfer pricing documentation.

All Other Fees

There were no fees billed by PricewaterhouseCoopers LLP relating to any other services.

It is the Audit Committee’s policy to approve in advance the types of audit, audit-related, tax, and any other services to be provided by Wyeth’s independent registered public accounting firm. In situations when it is not possible to obtain full Audit Committee approval, the Committee has delegated to the Chairman of the Audit Committee authority to grant pre-approvals of audit, audit-related, tax, and all other services. All such pre-approved decisions are required to be reviewed with the full Audit Committee at its next scheduled meeting.

The Audit Committee has approved all of the aforementioned independent registered public accounting firm’s services and fees for 2005 and 2004 and, in doing so, has considered whether the provision of such services is compatible with maintaining independence.

ITEM 2.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors, subject to ratification by the stockholders, has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2006. This firm served in such capacity in 2005 and previously. A representative from PricewaterhouseCoopers LLP will be present at the annual meeting, will have the opportunity to make comments if he or she desires to do so and will be available to answer proper questions.

OUR BOARD AND MANAGEMENT RECOMMEND A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS WYETH’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006.

ITEM 3.

PROPOSED 2006 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

On January 27, 2006, the Board of Directors (the “Board”) unanimously adopted the 2006 Non-Employee Director Stock Incentive Plan (the “2006 Directors Plan”) to provide for the grant of stock options and deferred stock units (together, “Awards”) to members of the Board who are not also employees of the Company or any of its subsidiaries or affiliates (“Non-Employee Directors”). The 2006 Directors Plan and any Awards granted thereunder are subject to the approval of the stockholders of the Company at the Annual Meeting.

The 2006 Directors Plan is intended to provide a means through which the Company may attract able persons to become and remain Non-Employee Directors of the Company and to provide a means whereby Non-Employee Directors of the Company can acquire and retain stock ownership, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between stockholders and such Non-Employee Directors.

The following is a summary of the material features of the 2006 Directors Plan, the complete text of which was filed with the SEC along with this proxy statement.

Administration

The 2006 Directors Plan will be administered by the Compensation and Benefits Committee of the Board (the “Committee”). The Committee, subject to the provisions of the 2006 Directors Plan, has the power to (i) make discretionary grants of Awards, (ii) determine the nature and extent of the Awards to be made, (iii) determine the time or times when Awards will be made, (iv) determine the conditions to which the payment of Awards may be subject, (v) change the number, type and terms of the Awards, (vi) prescribe the form of Award agreements, and (vii) establish, adopt and revise such rules and regulations for the administration of the 2006 Directors Plan as it may deem desirable.

Shares Subject to the 2006 Directors Plan

The total number of shares of common stock (the “Stock”) authorized for the grant of Awards under the 2006 Directors Plan is 300,000. However, the maximum number of shares of Stock that may be issued pursuant to deferred stock unit awards is 75,000. Awards and authorized shares under the 2006 Directors Plan are subject to adjustment as described below under “Changes in Capital Structure.” If any Awards granted under the 2006 Directors Plan expire or are canceled, forfeited, settled in cash or otherwise terminated without delivery to a participant, the undelivered shares again become available for Awards under the 2006 Directors Plan.

Eligibility

Only Non-Employee Directors are eligible for Awards under the 2006 Directors Plan. Ten persons are currently eligible to participate in the 2006 Directors Plan (not including a director who will not stand for re-election).

Annual Grant of Options

Annual Grant. Unless otherwise determined by the Committee, on the date of each Annual Meeting, each Non-Employee Director who continues service on the Board following such Annual Meeting (including those who are newly elected to the Board at the Annual Meeting) will automatically be granted an option to purchase 3,500 shares of Stock (each, an “Option”).

Option Price. The per-share exercise price of each Option is 100% of the fair market value of the Stock on the date the Option is granted.

Market Value. As of February 3, 2006, the closing price for the Stock on the New York Stock Exchange was $46.86.

Option Duration. Unless otherwise determined by the Committee, Options granted under the 2006 Directors Plan expire ten (10) years from the date of grant.

Vesting. Each annual Option grant will become fully vested and exercisable on the earlier of (i) the day immediately prior to the next Annual Meeting, or (ii) 12 months from the date of grant; provided, the Non-Employee Director receiving the Option has at least two continuous years of service on the Board following such Non-Employee Director’s election to the Board. If a Non-Employee Director has not yet served for at least two continuous years, vesting will be delayed until he or she meets this service requirement. Notwithstanding this vesting schedule, Options will become immediately vested and exercisable upon (i) the termination of a Non-Employee Director’s service on the Board (following at least two years of continuous service) on account of death or disability, (ii) a change in control of the Company, or (iii) the exercise of discretion by the Committee to accelerate vesting.

Exercise and Form of Payment. Options may be exercised under the 2006 Directors Plan by delivery of a written notice of exercise to the Company accompanied by payment of the shares in full. Unless otherwise determined by the Committee, payment may be made in part or in full (i) in cash, (ii) by tendering shares of Stock valued at fair market value, (iii) through a brokered exercise transaction, (iv) by delivery of a notice of “net exercise,” (v) by any other means approved by the Committee, or (vi) through any combination of payment described in (i) through (v) above.

Effect of Termination of Board Membership. Unvested Options held by a Non-Employee Director on the date of his or her termination of service on the Board (unless subject to the accelerated vesting as set forth under “Vesting” above) will expire on such date. Vested Options (including those subject to accelerated vesting upon such termination) will expire on the earlier of (i) the third anniversary of the date of termination, or (ii) 10 years from the date of grant.

Annual Grant of Deferred Stock Unit Awards

Annual Grant. On the date of each Annual Meeting, in addition to the automatic Option grant, each Non-Employee Director who continues to serve on the Board following such Annual Meeting (including those who are newly-elected to the Board at the Annual Meeting) will also automatically be granted an award of 1,200 Deferred Stock Units (a “Deferred Stock Unit Award”). Each Deferred Stock Unit represents a notional grant of one share of Company Stock. Payment in respect of the Deferred Stock Units will be delayed until the termination of a Non-Employee Director’s service on the Board.

Bookkeeping and Contribution of Stock to Trust. The Company will establish a bookkeeping account for each Non-Employee Director who is granted a Deferred Stock Unit Award (a “Deferred Unit Account”) and on each grant date will credit such account with one nominal share of Company Stock for each Deferred Stock Unit granted to such Non-Employee Director. In addition, on each date that a Deferred Stock Unit Award is granted to a Non-Employee Director, the Company will contribute to a grantor trust (the “Trust”), a number of shares of Company Stock equal to the number of Deferred Stock Units granted to each Non-Employee Director. The trustee or applicable record keeper for the Trust will allocate such shares to an account under the Trust for each such Non-Employee Director (a “Deferred Stock Account”).

Form of Distribution Election. Each Non-Employee Director must file an election form (the “Distribution Election Form”) with the Company indicating whether the shares of Company Stock to be paid pursuant to the Non-Employee Director’s Deferred Stock Unit Award should be made in a lump sum or in a series of 2 to 10 substantially equal annual installments following the Non-Employee Director’s termination of service with the Board. To the extent that a Non-Employee Director wishes to change his or her then current standing election as to the form of distribution for a future Deferred Stock Unit Award (installment versus lump sum), such Non-Employee Director must complete and submit a new election form (a “Distribution Election Modification Form”).

Dividend Reinvestment and Voting Power. Cash dividends payable on shares of Stock held in the Trust will be withheld by the Company and reinvested in additional shares of Stock to be contributed to the Trust and allocated to each Non-Employee Director’s Deferred Stock Account. Each Deferred Stock Unit Award recipient will have the power to direct the trustee with respect to the voting of the Stock allocated to his or her Deferred Stock Account, and the trustee will not have discretion to vote such shares unless instructed to do so.

Vesting and Forfeiture. Deferred Stock Unit Awards will be subject to vesting 12 or 13 months following the date of grant, depending on the timing of the filing of the Distribution Election Form, provided, the Non-Employee Director receiving the Deferred Stock Unit Award has at least two continuous years of service on the Board following such Non-Employee Director’s election to the Board. Notwithstanding this vesting schedule, Deferred Stock Unit Awards will become immediately vested upon (i) a Non-Employee Director’s termination of service with the Board on account of death or disability, following completion of at least two years of continuous service on the Board, (ii) a change in control of the Company, or (iii) the Committee’s exercise of its discretion to accelerate the vesting of such Deferred Stock Unit Awards (subject to certain limitations that would otherwise have negative tax consequences to a Non-Employee Director).

Effect of Termination of Board Membership. Unvested Deferred Stock Unit Awards held by a Non-Employee Director on the date of the Non-Employee Director’s termination of service with the Board (unless subject to the accelerated vesting as set forth above) will be forfeited upon such termination.

Payment of a Deferred Stock Unit Award. All Deferred Stock Unit Awards will be settled in Stock of the Company, except, at the discretion of the Committee, in the event of a change in control of the Company. Following the termination of a Non-Employee Director’s service on the Board, the shares of Stock held in the Trust and allocated to such Non-Employee Director’s Deferred Stock Account will be distributed by the trustee to the Non-Employee Director in a lump sum or in a series of annual installments, as elected by the Non-Employee Director pursuant to the Distribution Election Form or one or more Distribution Election Modification Forms.

Distribution upon an Unforeseeable Emergency. The Committee has the discretion to distribute vested Deferred Stock Unit Awards to a Non-Employee Director on account of an Unforeseeable Emergency, as defined in Section 409A(a)(2)(B)(ii) of the Internal Revenue Code of 1986, as amended.

Discretionary Grant of Awards.

The Committee is authorized, subject to limitations under applicable law, to grant Awards on a discretionary basis to Non-Employee Directors. The Committee will determine the terms and conditions of such Awards on the date of grant or thereafter.

Non-Transferability of Awards

Unless otherwise determined by the Committee, Awards granted pursuant to the 2006 Directors Plan are not assignable or transferable other than by will or the laws of descent and distribution. Options granted to a Non-Employee Director are exercisable during his or her lifetime only by the Non-Employee Director.

Changes in Capital Structure

In the event of a change in the outstanding Stock or in the capital structure of the Company, or in the event of any changes in applicable laws or any changes in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to or available for participants in the 2006 Directors Plan, the Committee will determine whether the maximum number of shares of Stock subject to Deferred Stock Unit Awards will be subject to adjustment or substitution, if any, as to the number, price or kind of a share of Stock or other consideration subject to such Awards under the 2006 Directors Plan or as otherwise determined by the Committee to be equitable.

Change in Control

Upon a change in control of the Company, the Committee has the discretion to cancel any Awards granted under the 2006 Directors Plan and to settle the Awards in cash or Stock based on the consideration received in connection with the change in control of the Company.

Termination and Amendment

The Board may at any time terminate the 2006 Directors Plan; provided, that prior to any such termination, the Board must give due consideration to the impact of such termination under Section 409A of the Code. Unless sooner terminated, the 2006 Directors Plan will terminate on the day before the 10th anniversary of the date the 2006 Directors Plan was adopted by the Board. The Committee may, at any time, or from time to time, amend or suspend the 2006 Directors Plan in whole or in part. Any amendment of the 2006 Directors Plan cannot, without further stockholder approval, materially increase the maximum number of shares of Stock that may be issued pursuant to Awards, except as described above under “Changes in Capital Structure,” or change the class of persons eligible to receive Awards under the 2006 Directors Plan.

Federal Income Tax Consequences of Options

The following general rules are applicable under existing United States federal income tax rules to Non-Employee Directors who receive and exercise Options pursuant to the 2006 Directors Plan and to the Company, based upon the assumption that the Options do not have a readily ascertainable value at the date of grant:

1.	The Non-Employee Director does not recognize any income upon the grant of an Option, and the Company does not enjoy a business expense deduction at the time of such grant.

2.	The Non-Employee Director will recognize ordinary compensation income at the time of exercise of the Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

3.	When the Non-Employee Director sells the shares acquired by exercise of the Option, he or she will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his basis in the shares (i.e., the exercise price plus the amount taxed to the Non-Employee Director as compensation income as a result of his exercise of the Option). If the Non-Employee Director holds the shares for longer than one year, this gain or loss will be a long-term capital gain or loss. The capital gain tax rates may vary depending on the length of time the shares are held.

4.	In general, the Company will be entitled to a tax deduction in the year the Non-Employee Director recognizes compensation income (the year of exercise) in the amount of such compensation income.

5.	As a result of the rules under Section 16(b) of the Exchange Act and depending upon the particular exemption from the provisions of Section 16(b) utilized, Non-Employee Directors may not receive the same tax treatment as set forth above with respect to the grant and/or exercise of Options. Generally, Non-Employee Directors will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) of the Exchange Act with respect to any particular Option.

New Plan Benefits

The following Table sets forth the number of shares of Stock subject to Awards to be granted to the 10 Non-Employee Directors at the Annual Meeting.

Name and Position	Dollar Value ($)		Number of Securities Underlying Options	Number of Securities Underlying Deferred Stock Unit Awards
Non-Employee Director Group	1,088,720	(1)	35,000	12,000

(1)	Estimate based upon (i) the Black-Scholes value set forth in this proxy statement (calculated for the 2005 employee grant) of $15.04 per option multiplied by the number of stock options to be granted to the group of 10 directors (3,500 options per director), plus (ii) the number of deferred stock units to be granted to the group of 10 directors (1,200 deferred stock units per director) multiplied by the closing market price on February 3, 2006 which was $46.86.

As noted above, grants of Awards in these amounts will be made annually for so long as these individuals continue as Non-Employee Directors. Inasmuch as the Committee may make discretionary grants of Awards, such benefits under the 2006 Directors Plan are not determinable.

Proposed Action

Approval of the adoption of the 2006 Directors Plan will require the affirmative vote a majority of the votes cast, in person or by proxy, at the Annual Meeting (and a minimum participation of the majority of shares outstanding).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2006 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN.

2006 STOCKHOLDER PROPOSALS

Wyeth stockholders have informed management of their intention to present the following resolutions for consideration at the annual meeting. The name, address and number of shares held by these stockholders will be promptly furnished orally or in writing by Wyeth upon request. Such request may be directed to Eileen M. Lach, Wyeth’s Corporate Secretary, who may be contacted at Five Giralda Farms, Madison, New Jersey 07940 by mail or by calling (973) 660-6073.

ITEM 4.

STOCKHOLDER PROPOSAL

REGARDING LIMITING SUPPLY OF PRESCRIPTION

DRUGS IN CANADA

WHEREAS, current business practices of the company have resulted in a pricing structure that charges United States customers significantly higher prices for the same prescription medicines made available at significantly lower prices in Canada, other developed countries and world markets; and

WHEREAS, governmental agencies and individuals in the United States are demanding affordable drug prices and are taking actions to access lower priced products from Canada and other world markets; and

WHEREAS, according to published reports, the company has cut supplies of its medicines to Canadian wholesalers and companies that it claims allowed its product to be sold to Americans seeking lower prices available in the Canadian market; and

WHEREAS, according to published reports, the company’s actions have resulted in lawsuits and threatened lawsuits; and

WHEREAS, the company’s actions to limit supply of medicines in Canada may violate local, national and international laws and could result in large settlements, large awards of damages and potential punitive damages which would negatively impact the economic stability of the company and the value of its shares.

RESOLVED: Shareholders request the Board of Directors to prepare a report on the effects on the long-term economic stability of the company and on the risks of liability to legal claims that arise from the company’s policy of limiting the availability of the company’s products to Canadian wholesalers or pharmacies that allow purchase of its products by U.S. residents. The report should be prepared at reasonable cost and omitting proprietary information, by September 30, 2006.

SUPPORTING STATEMENT

We urge shareholders to vote FOR this proposal.

Wyeth’s Response

OUR BOARD AND MANAGEMENT OPPOSE THIS PROPOSAL AND RECOMMEND A VOTE AGAINST IT FOR THE FOLLOWING REASONS:

Wyeth strongly opposes importation of prescription medicines from Canada and other foreign sources into the U.S. because it is illegal, unsafe and does not meaningfully address the requirements of needy and uninsured patients.

The Food and Drug Administration has consistently stated that the actions referenced in the proposal by state and local governments and other entities to facilitate importation violate federal laws against drug importation and are unsafe for patients. Although Congress has debated legislation to amend current federal law in this area, importation in the manner implicitly endorsed by the proposal remains illegal.

In voting on the proposal, Wyeth urges stockholders to consider the findings of the “Report on Prescription Drug Importation,” which was issued and delivered to Congress in December 2004 by a Task Force of leading experts commissioned by the U.S. Department of Health and Human Services. The Report was the product of extensive study of available data and solicitation of public comment by the Task Force. The full text of the Report is available on the Internet at www.hhs.gov/importtaskforce. The Report includes the following findings:

•	U.S. consumers currently purchasing drugs from overseas are generally doing so at significant safety risk and in violation of law;

•	There are very significant safety and economic issues that must be addressed before permitting importation of prescription drugs;

•	The public expectation that most imported drugs are less expensive than U.S. drugs generally is not true;

•	Total savings to consumers from legalized importation would be a small percentage relative to total U.S. drug spending; and

•	Legalized importation likely would adversely affect the future development of new drugs for U.S. consumers, resulting in introduction of roughly between four and eighteen fewer new drugs per decade.

Wyeth recognizes the need for access to affordable prescription drugs and actively supports public policies that expand access to medicines, such as the new Medicare prescription drug coverage and other market-based solutions that expand health insurance coverage for uninsured persons. In addition, Wyeth supports proposals to curb unnecessary litigation that advance that goal in a manner consistent with the public interest. Wyeth also takes responsible and prudent action to provide medicines to those in need, balanced appropriately against our financial commitments to our stockholders and our need to fund research and development of new and innovative life-saving medicines. Under the Wyeth Pharmaceutical Assistance Foundation, Wyeth provides medicines free of charge to patients who cannot afford our medicines and have no other means of coverage. In 2004 and 2005, Wyeth donated approximately $180 million and $244 million in free medicines to aid over 352,000 and 467,331 needy U.S. patients.

Finally, although Wyeth has been the target of lawsuits relating to drug reimportation, Wyeth believes that these lawsuits are without merit. Material legal proceedings are described in our periodic reports filed with the Securities and Exchange Commission. We therefore do not believe that a separate report such as the one called for in the proposal is necessary or that incurring the expense related thereto is warranted.

For the foregoing reasons, Wyeth believes that this proposal is not in the best interest of Wyeth or its stockholders and therefore recommends a vote against this proposal.

OUR BOARD AND MANAGEMENT RECOMMEND A VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

ITEM 5.

STOCKHOLDER PROPOSAL

CORPORATE POLITICAL CONTRIBUTIONS

WYETH

2006

Resolved, that the shareholders of Wyeth hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary contributions to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code including the following:

a.	An accounting of the Company’s funds contributed to any of the persons or organizations described above;

b.	Identification of the person or persons in the Company who participated in making the decisions to contribute.

c.	The internal guidelines or policies, if any, governing the Company’s political contributions.

This report shall be presented to the board of director’s audit committee or other relevant oversight committee, and posted on the company’s website to reduce costs to shareholders.

Stockholder Supporting Statements

As long-term shareholders of Wyeth, we support policies that apply transparency and accountability to corporate political giving. In our view, such disclosure is consistent with public policy in regard to public company disclosure.

Company executives exercise wide discretion over the use of corporate resources for political purposes. Relying only on the limited data available from the Federal Election Commission and the Internal Revenue Service provides an incomplete picture of the Company’s political donations. Complete disclosure by the company is necessary for the company’s Board and its shareholders to be able to fully evaluate the political use of corporate assets.

Although the Bi-Partisan Campaign Reform Act of 2002 prohibits corporate contributions to political parties at the federal level, it allows companies to contribute to independent political committees, also known as 527s.

Absent a system of accountability, corporate executives will be free to use the Company’s assets for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. There is currently no single source of information that provides the information sought by this resolution. That is why we urge your support for this critical governance reform.

Wyeth’s Response

OUR BOARD AND MANAGEMENT OPPOSE THIS PROPOSAL AND RECOMMEND A VOTE AGAINST IT FOR THE FOLLOWING REASONS:

Wyeth believes it is in the best interests of the stockholders for Wyeth to be engaged in the political process. As many different laws affect our business, Wyeth needs to be actively engaged in the lawmaking process to ensure that Wyeth’s interests are known and are being addressed.

As permitted by state and federal laws, Wyeth employees pool their personal resources to voluntarily fund a political action committee used to support federal and state candidates who understand and appreciate the value of innovation and its importance to improving healthcare.

Wyeth also supports its employees’ involvement in the political process through the employees’ direct donations and volunteering. The Wyeth Code of Conduct, which can be found at www.wyeth.com, sets forth Wyeth’s policy on political contributions by its employees worldwide. It should be noted that Wyeth is fully committed to complying with campaign finance and lobbying laws, and changes that may be enacted in the future, including the laws requiring public disclosure of political contributions and lobbying expenses.

Further, all political contributions made by the political action committee funded by Wyeth employees at the federal level are currently required to be publicly disclosed and are available through the Federal Election Commission at www.fec.gov. Information about lobbying expenses and state political contributions is also publicly available. However, it would be costly and burdensome for Wyeth to assemble different and specific reports at the request of each non-governmental organization that may seek them. In addition, disclosing the business rationale for each political contribution as called for in the proposal could put Wyeth at a competitive disadvantage. For all of these reasons, our Board and management do not believe the report requested in this proposal is practical or necessary and recommend a vote AGAINST the proposal.

OUR BOARD AND MANAGEMENT RECOMMEND A VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

ITEM 6.

WYETH SHAREHOLDER RESOLUTION

WHEREAS, the Company conducts tests on animals as part of its product research and development; and

WHEREAS, the Company also retains independent laboratories to conduct tests on animals as part of product research and development; and

WHEREAS, abuses of animals at independent laboratories have been recently revealed and disclosed by the media; and

WHEREAS, the Company has no published animal welfare or animal care policy prominently posted on its website; NOW THEREFORE,

BE IT RESOLVED, that the shareholders request that the Board adopt and post an Animal Welfare Policy online which addresses the Company’s commitment to (a) reducing, refining and replacing its use of animals in research and testing, and (b) ensuring superior standards of care for animals who continue to be used for these purposes, both by the Company itself and by all independently retained laboratories, including provisions to ensure that animals’ psychological, social and behavioral needs are met. Further, the shareholders request that the Board issue an annual report to shareholders on the extent to which in-house and contract laboratories are adhering to this policy, including the implementation of the psychological enrichment measures.

Supporting Statement:

The Boards of many companies have adopted and prominently published animal welfare policies on their websites relating to the care of animals used in product research and development. Our Company should be an industry leader with respect to animal welfare issues, and yet it has no publicly available animal welfare policy.

The recent disclosure of atrocities recorded at Covance, Inc. has made the need for a formalized, publicly available animal welfare polity that extends to all outside contractors all the more relevant, indeed urgent. Filmed footage showed primates being subjected to such gross physical abuses and psychological torments that Covance sued to stop PETA Europe from publicizing it. The Honorable Judge Peter Langan, in the United Kingdom, who denied Covance’s petition, stated in his decision that the video was “highly disturbing” and that just two aspects of it, namely the “rough manner in which animals are handled and the bleakness of the surroundings in which they are kept . . . even to a viewer with no particular interest in animal welfare, at least cry out for explanation.”1

Shareholders cannot monitor what goes on behind the closed doors of the animal testing laboratories, so the Company must. Accordingly, we urge the Board to commit to ensuring that basic animal welfare measures are an integral part of our Company’s corporate stewardship.

We urge shareholders to support this Resolution.

Wyeth’s Response

OUR BOARD AND MANAGEMENT OPPOSE THIS PROPOSAL AND RECOMMEND A VOTE AGAINST IT FOR THE FOLLOWING REASONS:

As one of the world’s largest research-driven pharmaceutical and health care products companies, Wyeth conducts research and development programs to discover and develop pharmaceuticals and vaccines for the treatment and prevention of human and animal disease. Laboratory experimentation, studies in animals and, for human medicines, trials in people are all needed to establish the safety and efficacy of new drugs and to obtain government approval for their marketing, manufacturing and sale.

Research animals are essential to understand the complex interactions among the body’s organ systems and the physiological and pathological consequences of exposure to drugs and vaccines. Wyeth is committed to using the minimum number of animals necessary to assess the safety and efficacy of our products. In addition, non-animal studies are utilized whenever valid alternatives exist and methods are tailored to minimize pain and distress to the animal. Although non-animal research methods contribute to the reduction of animal use, we believe that the need for animal studies will continue for the foreseeable future.

It is Wyeth’s policy that all animal care and use programs meet or exceed applicable regulations and guidelines relevant to research animal welfare and we are confident that our use of animals in the conduct of our research and development programs for the treatment and prevention of human and animal disease meets or exceeds all applicable standards and regulations. All animal use by Wyeth must be conducted in a humane and scientifically sound manner.

However, Wyeth’s internal policies regarding its day-to-day management and operations are proprietary and are generally not made publicly available. We do not believe that their disclosure is warranted at this time. We therefore recommend a vote AGAINST this proposal.

OUR BOARD AND MANAGEMENT RECOMMEND A VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

1	The case caption Covance Laboratories Limited v. PETA Europe Limited was filed in the High Court of Justice, Chancery Division, Leeds District Registry, Claim No. 5C-00295. In addition to ruling in PETA’s favor, the Court ordered Covance to pay PETA £50,000 in costs and fees.

ITEM 7.

STOCKHOLDER PROPOSAL FOR

DIRECTORS TO BE ELECTED BY MAJORITY VOTE

Resolved: Directors to be Elected by Majority Vote. That we as shareholders request that our Board of Directors initiate an appropriate process to amend our company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees be elected or re-elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

Our Company now uses the plurality vote standard for director elections. This proposal requests that a majority vote standard replace our Company’s current plurality vote. Specifically, the new standard should provide that director nominees must receive a majority of the vote cast in order to be elected or re-elected to our Board.

To the fullest extent possible this proposal asks that our directors not override our shareholder vote and keep a director entrenched who gets such a dismal vote of our censure on his or her performance.

This proposal is not intended to unnecessarily limit the judgment of our Board in crafting the requested governance change. For instance, our Board should address the status of incumbent directors who fail to receive a majority vote when standing for election under a majority vote standard or whether a plurality director election standard is appropriate in contested elections.

Now only a 0.1% vote can elect a Director to our Board

Under our Company’s current plurality vote standard, a director nominee can be elected with a single yes-vote, even if an overwhelming majority of the votes are “withheld” from that director nominee. So if 99.9% of shares cast a “withhold” vote for a candidate, yet a minuscule 0.1% vote “for,” the candidate is guaranteed of election. This proposed majority vote standard would require to the fullest extent possible that a director receive a majority of the vote cast in order to be elected to the Board. This will strengthen our Company’s governance and our Board.

Fifty-four (54) shareholder proposals in 2005

Fifty-four (54) shareholder proposals on this topic won a noteworthy 44% average yes-vote in 2005 through late-September–especially good since this is a relatively new topic. The Council of Institutional Investors www.cii.org, whose members have $3 trillion invested, recommends adoption of this proposal topic. Additionally The Council is sending letters asking the 1,500 largest U.S. companies to comply with the Council’s policy on this topic.

Directors to be Elected by Majority Vote

Yes on 7

Wyeth’s Response

OUR BOARD AND MANAGEMENT OPPOSE THIS PROPOSAL AND RECOMMEND A VOTE AGAINST IT FOR THE FOLLOWING REASONS:

Our board believes that meaningful stockholder participation in the election of directors is important to ensuring accountability of corporate boards to stockholders and effective corporate governance. Wyeth has closely followed and actively participated in the ongoing dialogue over the last several years among publicly-traded corporations, institutional stockholders, corporate governance activists and corporate law experts about potential changes in the standard of voting for directors. In particular, Wyeth is one of the corporate members of the “Majority Vote Work Group,” a group of four international unions and their associated pension funds and fourteen leading corporations formed to “promote informed shareholder and corporate consideration of the director majority vote issue.” The Work Group’s consideration of this issue remains ongoing.

The system of plurality voting, which the proponent seeks to have Wyeth unilaterally change, not only has long been the accepted system among comparable companies, but is also the default system under the laws of the State of Delaware. In addition to the Work Group, potential changes to this system are currently being seriously examined by other groups, including the Committee on Corporate Laws of the American Bar Association. These groups are considering, among other things, whether changes in the corporate laws of Delaware are necessary in connection with any shift to majority voting for directors and how best to address any resulting practical difficulties for companies relating to compliance with current and proposed rules and regulations of the Securities and Exchange Commission and the corporate governance guidelines of the New York Stock Exchange.

Given that the examination of this complex issue by the Work Group and these other groups remains in progress, the Company believes that taking any unilateral action at this time would be premature and not in the best interests of our stockholders.

OUR BOARD AND MANAGEMENT RECOMMEND A VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

ITEM 8.

STOCKHOLDER PROPOSAL

SEPARATING THE ROLES OF CHAIR AND CEO

Resolved: The shareholders of Wyeth, Inc. request the Board of Directors establish a policy of, whenever possible, separating the roles of Chairman and Chief Executive Officer, so that an independent director who has not served as an executive officer of the Company serves as Chair of the Board of Directors.

This proposal shall not apply to the extent that complying would necessarily breach any contractual obligations in effect at the time of the 2006 shareholder meeting.

SUPPORTING STATEMENT

We believe in the principle of the separation of the roles of Chairman and Chief Executive Officer. This is a basic element of sound corporate governance practice. In addition, the lack of access to medicines has created a leadership crisis at our company which a separation of the Chair and CEO would begin to address.

We believe an independent Board Chair–separated from the CEO–is the preferable form of corporate governance. The primary purpose of the Board of Directors is to protect shareholder’s interests by providing independent oversight of management and the CEO. The Board gives strategic direction and guidance to our Company.

The Board will likely accomplish both roles more effectively by separating the roles of Chair and CEO. An independent Chair will enhance investor confidence in our Company and strengthen the integrity of the Board of Directors.

A number of respected institutions recommend such separation. CalPER’s Corporate Core Principles and Guidelines state: “the independence of a majority of the Board is not enough” and that “the leadership of the board must embrace independence, and it must ultimately change the way in which directors interact with management.”

An independent board structure will also help the board address complex policy issues facing our company, foremost among them the crisis in access to pharmaceutical products.

Millions of Americans and others around the world have limited or no access to our company’s life-saving medicines. We believe an independent Chair and vigorous Board will bring greater focus to this ethical imperative, and be better able to forge solutions for shareholders and patients to address this crisis.

The current business model of the pharmaceutical sector is undergoing significant challenges. The industry has generated substantial revenue from American purchasers, who pay higher prices for medicines than those in other developed countries. Pressure on drug pricing and dependence on this business model may impact our company’s long-term value. We believe independent Board leadership will better position our company to respond to these enduring challenges.

A similar resolution voted on in 2005 was supported by 39.61% of shareholders.

In order to ensure that our Board can provide the proper strategic direction for our Company with independence and accountability, we urge a vote FOR this resolution.

Wyeth’s Response

OUR BOARD AND MANAGEMENT OPPOSE THIS PROPOSAL AND RECOMMEND A VOTE AGAINST IT FOR THE FOLLOWING REASONS:

Our Board believes it is important to retain the flexibility to allocate the responsibilities of the offices of the Chairman and the Chief Executive Officer in any way that it deems appropriate at the time. Over the last several years our Board has considered many governance practices, including the separation of the offices of the Chairman and Chief Executive Officer. At the present time, our Board believes that the current Board structure and the independence standards that it has put in place are adequate, appropriate and in the best interest of Wyeth and its stockholders.

Our Board believes that having a strong, independent group of directors is critically important to good corporate governance. In that regard, our Board has adopted and reviews annually its Corporate Governance Guidelines, which are attached as an appendix to this proxy statement, pursuant to which the Board is required to be comprised of a majority of “independent” directors under applicable New York Stock Exchange governance standards and other applicable rules, regulations and statutes. Currently, all members of our Board, other than Mr. Essner who serves as Chairman, President and Chief Executive Officer, are “independent” members under these Guidelines.

In addition, all members of the Audit, Compensation and Benefits, Nominating and Governance and Corporate Issues Committees of the Board are “independent” in accordance with their respective charters. Also, the Board regularly has executive sessions as part of Board meetings during which the Chairman is not present, each of which is chaired by a Chairman of the various Board Committees on a rotating basis. As a result, our Board believes that, at this time, having strong independent Committee Chairpersons, each taking active roles in leading the Board, enhances the overall performance of the Board.

Our Board further believes that having a single person serve as Chairman and Chief Executive Officer, at this time, provides unified and responsible leadership for Wyeth. Should circumstances change, our Board would, and currently has the flexibility to, consider adopting alternative Board structures that may be in the stockholders’ best interests at that time, including the potential appointment of a lead director which is currently under consideration.

Our Board disagrees with the contention in the proposal that the lack of access to medicines has created a leadership crisis at Wyeth. Wyeth, at the direction of the entire Board, has taken and will continue to take, responsible and prudent actions with respect to providing medicines to those in need. For example, Wyeth, under the Wyeth Pharmaceutical Assistance Foundation, provides medicines free of charge to patients who cannot afford Wyeth’s medicines and have no other means of coverage. Unlike similar programs, the Wyeth Pharmaceutical Assistance Foundation has no cap and access to the program is easily available to prescribing physicians. In 2004 and 2005, Wyeth donated approximately $180 million and $244 million in free medicines to aid over 352,000 and 467,331 needy U.S. patients, respectively. Wyeth also donated millions of dollars in cash and pharmaceuticals to people in need in underserved and underdeveloped countries, and in areas hit by the recent devastating tsunami, Hurricane Katrina and the massive earthquake in Pakistan through the American Red Cross and the Children’s Health Fund and international groups such as Project HOPE, Americares, MAP International and Heart to Heart International.

Our Board will continue to support Wyeth’s charitable and humanitarian initiatives as a responsible member of the world community and believes that these efforts are strengthened by having an executive officer who also serves as Chairman, which facilitates prompt responses to crises, the dedication of appropriate resources and effective coordination with our Board to take action as appropriate.

OUR BOARD AND MANAGEMENT RECOMMEND A VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

ITEM 9.

STOCKHOLDER PROPOSAL TO

ADOPT SIMPLE MAJORITY VOTE

RESOLVED: Shareholders recommend that our Board of Directors take each step necessary for a simple majority vote to apply on each issue that can be subject to shareholder vote to the greatest extent possible. This proposal is focused on voting requirements no higher than approximately 51%.

75% yes-vote

This topic won a 75% yes-vote average at 7 major companies in 2004. The Council of Institutional Investors www.cii.org formally recommends adoption of this proposal topic.

End Potential Frustration of the Shareholder Majority

Our current rule allows a small minority to frustrate the will of our shareholder majority. For example, in requiring an 80% vote to make key governance changes, if 79% vote yes and only 1% vote no–only 1% could force their will on the overwhelming 79% majority.

This proposal does not address a majority vote standard in director elections which is gaining a groundswell of support as a separate topic.

Progress Begins with One Step

It is important to take one step forward in our corporate governance and adopt the above RESOLVED statement since our 2005 governance standards were not impeccable. For instance in 2005 it was reported (and certain corresponding concerns are noted):

•	The Corporate Library (TCL), an independent investment research firm in Portland, Maine rated our company:

“D” in Overall Board Effectiveness.

“D” in Board Composition.

“F” in CEO Compensation.

“D” in Shareholder Responsiveness.

“D” in Takeover defenses.

Overall Governance Risk Assessment = High

•	We had no Independent Chairman or Lead Director–Independent oversight concern.

•	An awesome 80% shareholder vote was required to make certain key changes–Entrenchment concern.

•	Cumulative voting was not allowed.

Additionally:

•	Two of our directors were designated “problem directors” by The Corporate Library:

1.	Richard Carrion–because he chaired the Wyeth executive compensation committee, which received a CEO Compensation rating of “F” by TCL.

2.	Walter Shipley–because he chaired the Verizon Communications executive compensation committee, which received a CEO Compensation rating of “F” by TCL.

•	Two of our directors had 18 or 23 years tenure–Independence concern.

•	The Chairman of our key audit committee had 18 years director tenure–Independence concern.

•	Our key audit committee met only 5-times in a year.

I believe our company should take the lead in improving our corporate governance instead of relying on shareholders to point the way for improvement.

One Step Forward

The above practices reinforce the reason to take one step forward and adopt simple majority vote.

Adopt Simple Majority Vote

Yes on 9

Wyeth’s Response

OUR BOARD AND MANAGEMENT OPPOSE THIS PROPOSAL AND RECOMMEND A VOTE AGAINST IT FOR THE FOLLOWING REASONS:

Under Wyeth’s governing documents and Delaware law, nearly all matters submitted to our stockholders for approval require the approval of a majority of votes cast, including all matters voted upon at this year’s Annual Meeting (other than the election of directors, which requires a plurality vote). As permitted by Delaware law, our stockholder-approved corporate Charter contains protective provisions requiring that certain limited matters require a higher percentage vote of stockholders for approval.

These protective provisions that require a higher percentage vote for certain matters have been included in our Charter for many years and are commonly included in the corporate charters and by-laws of many large, publicly-traded Delaware companies. These provisions generally are designed to ensure that stockholders are protected from coercive tactics and receive maximum consideration in a hostile takeover scenario.

We believe that these protective provisions continue to be appropriate and in the best interest of our stockholders. We also note that amending these protective provisions in the manner contemplated by the proposal or otherwise would require the approval of holders of 80% of our outstanding shares. This level of approval would be difficult to obtain because unfortunately many stockholders fail to vote each year at our annual meeting and each share not voted would in effect be a vote against the amendment. In the absence of a specific impetus for amending these protective provisions, such as a change in Delaware corporate law or prevailing practice, we do not believe that pursuing such a change would be a prudent use of corporate resources.

Finally, we strongly disagree with the proponent’s criticism of Wyeth’s corporate governance practices. We have received excellent corporate governance ratings and assessments from independent institutional stockholder and other groups such as Institutional Shareholder Services, Inc. (ISS) and continually exert great efforts to ensure that our governance policies are periodically examined and improved. Our corporate governance guidelines and the charters of our standing committees are attached as appendices to this proxy statement and are each reviewed, and when advisable updated, no less than once a year.

For the reasons set forth above, the Board believes that the proposal will not serve the best interests of Wyeth or its stockholders.

OUR BOARD AND MANAGEMENT RECOMMEND A VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

OTHER MATTERS

When are stockholder proposals due for the 2007 annual meeting?

Stockholder proposals for the 2007 annual meeting must be received by us at our principal executive offices on or before November 15, 2006 in order to be included in our proxy materials for the meeting. Also, in accordance with the notice requirements in our by-laws, if a stockholder notifies us of his or her intent to present a proposal for consideration at our 2007 annual meeting after January 27, 2007, we (through the persons named as proxies in the proxy materials) may exercise discretionary voting authority (as we choose) at the meeting with respect to that late proposal without including information regarding it in our proxy materials.

What happens if you receive multiple copies of the annual financial report and proxy statement?

Applicable rules permit brokerage firms and the Company to send one annual financial report and proxy statement to multiple stockholders who share the same address under certain circumstances. This practice is known as “householding.” If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. In the event that you wish to revoke a “householding” consent you previously provided to a broker, you must contact that broker to revoke your consent. However, if you wish to receive a separate proxy statement for the 2006 annual meeting or a 2005 Financial Report, you may find these materials at our internet website (www.wyeth.com) or you may receive printed copies by contacting Wyeth Investor Relations, Five Giralda Farms, Madison, New Jersey 07940 by mail or by calling (877) 552-4744. If your household is receiving multiple copies of the Company’s annual financial report or proxy statement and you wish to request delivery of a single copy, you may send a written request to Wyeth Investor Relations, Five Giralda Farms, Madison, New Jersey 07940.

Are there any other matters to be addressed at the annual meeting?

We know of no other matters to be brought before the annual meeting, but if other matters are brought up before or at the meeting, the officers named in your proxy intend to take action in their judgment as is in the best interest of our Company and stockholders.

Who will pay for the costs related to this proxy statement and the annual meeting?

We will be responsible for paying all expenses to prepare, print and mail the proxy materials to our stockholders. In addition, we have retained D.F. King & Co., Inc., New York, New York, to aid in the solicitation of proxies for a fee of $23,000 plus out-of-pocket expenses and disbursements. In addition, our officers and employees may request the return of proxies by telephone, telegram or in person, but no additional compensation will be paid to them.

When can you expect to receive a 2005 Financial Report?

Our 2005 Financial Report for the year ended December 31, 2005 is being mailed or made available electronically to stockholders together with these proxy materials. Both the 2005 Financial Report and this proxy statement will be posted at our corporate website (www.wyeth.com) soon after they are distributed to stockholders.

How can I obtain copies of the Company’s corporate governance documents?

As stated above, the Company’s Audit, Compensation and Benefits, Nominating and Governance and Corporate Issues Committee Charters, the Company’s Criteria and Procedures for Board Candidate Selection for the Board of Directors and the Company’s Corporate Governance Guidelines are attached to this proxy statement, are available on our corporate website (www.wyeth.com) and may also be obtained, without charge, by contacting Wyeth Investor Relations at (877) 552-4744. In addition, the Company’s code of ethics, which is included in the Company’s Code of Conduct, is available on our corporate website (www.wyeth.com) and may also be obtained, without charge, by contacting Wyeth Investor Relations.

Regardless of the number of shares you hold, it is important that your stock be represented at the meeting in order that a quorum will be present at the meeting. If you are unable to attend the meeting, you are urged to submit your proxy by telephone or via the internet website if included on your proxy form or to sign and date your proxy form and return it without delay in the enclosed addressed envelope. The shares represented by each proxy which is signed and returned or submitted by telephone or via the internet website will be voted in accordance with your directions.

By Order of the Board of Directors,

EILEEN M. LACH

Corporate Secretary

March 15, 2006

APPENDIX A

CRITERIA AND PROCEDURES

FOR

BOARD CANDIDATE SELECTION

FOR THE BOARD OF DIRECTORS

It is the desire of Wyeth to select individuals for nomination to the Board of Directors who, if elected, will best serve the interests of the Corporation and its stockholders. The following Criteria and Procedures for Board Candidate Selection are not intended to be exclusive or exhaustive, but rather representative of the scope of delegation by the Board of Directors of Wyeth, to its Nominating and Governance Committee in the fulfillment of the duties and responsibilities in accordance with Section V(1) of its Charter. Certain criteria should be met by all candidates for Board selection, while only a portion of the Board need meet other criteria.

I.	CRITERIA FOR ALL CANDIDATES

Among those characteristics to be sought in each candidate, being mindful of the overall Board composition, are the following:

•	Integrity and a commitment to ethical behavior.

•	Personal maturity and leadership skills in industry, education, the professions, or government.

•	Independence of thought and willingness to deal directly with difficult issues.

•	Fulfillment of the broadest definition of diversity, seeking diversity of thought.

•	Broad business and/or professional experience, with an understanding of business and financial affairs, and the complexities of business organizations.

II.	CRITERIA FOR A PORTION OF CANDIDATES

Among those characteristics that may be sought in individual board candidates, as needed to fulfill certain functions on the Board from time to time, are the following:

•	Scientific accomplishment in medicine or pharmaceuticals.

•	Management experience and expertise.

•	Financial and/or accounting expertise, generally, and as necessary to fulfill the financial requirements of the New York Stock Exchange and the Securities and Exchange Commission.

•	Experience in other regulated industries.

•	Business and other experience relevant to large public companies.

III.	PROCEDURES TO BE USED IN BOARD CANDIDATE SELECTION

The Nominating and Governance Committee will include the following among its procedures to be used in the selection of candidates for the Board:

•	Evaluate qualifications under Section I, and any specific needs under Section II, prior to commencement of the recruitment process.

A-1

•	Develop a selection process specific to a candidate search to be led by the Chairman of the Nominating and Governance Committee with the assistance of a search firm, if deemed appropriate by the Committee, to be identified and retained within the sole discretion of the Committee.

•	Receive recommendations from other existing members of the Board of Directors and other sources, including self-nominated candidates, and submit such potential candidates for review under the foregoing specific selection process.

•	Determine that a prospective candidate fulfills the independence requirements of the New York Stock Exchange, the Securities and Exchange Commission and the Internal Revenue Code, as applicable.

•	Review the education of the prospective candidate.

•	Evaluate the quality of experience and achievement of the prospective candidate.

•	Review the prospective candidate’s current or past membership on other boards.

•	Determine that the candidate has the ability, and the willingness, to spend the necessary time required to function effectively as a Director.

•	Determine that the candidate has a genuine interest in representing the stockholders and the interests of the Corporation overall.

A-2

APPENDIX B

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.	PREAMBLE

The Board of Directors of Wyeth (the “Board”) recognizes its oversight and guidance role within Wyeth (the “Company”). The Audit Committee is a key committee utilized by the Board of Directors of Wyeth in the fulfillment of this oversight and guidance role.

II.	PURPOSE

The purpose of the Audit Committee is to provide assistance to the Board of Directors of the Company in fulfilling its legal and fiduciary obligations and responsibilities to the shareholders, potential shareholders and the investment community with respect to matters involving the accounting, auditing, financial reporting, and internal control functions of the Company and its subsidiaries. In the fulfillment of said general purposes, the Audit Committee shall assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and of the independent registered public accounting firm. The Audit Committee will fulfill these responsibilities and duties primarily by carrying out the activities enumerated in this Charter.

III.	COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board. The members of the Audit Committee will meet the independence, experience and other requirements of the New York Stock Exchange and all other applicable rules, regulations and statutes. Members must be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices or acquire such familiarity within a reasonable period of time after his or her appointment to the Audit Committee. At least one of the members must have accounting or related financial management expertise. At least one of the members should, to the extent practicable, be a financial expert as defined by applicable rules, regulations and statutes. A member of the Audit Committee may not simultaneously serve on the audit committee of more than three public companies unless such service is recommended by the Nominating and Governance Committee and approved by the Board, upon its determination that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee. A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other Board committee, accept any consulting, advisory, or other compensatory fee from the Company, or be an affiliated person of the Company or any subsidiary thereof.

The Audit Committee members shall be appointed for one-year terms at the annual meeting of the Board of Directors and shall serve until a replacement for each such member is duly elected and qualified or until such member’s resignation or removal from the Board of Directors or the Audit Committee. The members of the Audit Committee may be removed from the Committee, with or without cause, by a majority vote of the Board of Directors. The Chairman of the Audit Committee shall be designated by the Board of

Directors. The Audit Committee may form and delegate authority to subcommittees in compliance with applicable law when deemed appropriate by the Audit Committee.

IV.	MEETINGS

The Audit Committee shall meet at least quarterly, or more frequently as circumstances dictate. As part of its goal to foster open communication, the Audit Committee shall periodically meet separately with representatives of management, the vice president of the internal auditing department, and the independent registered public accounting firm to discuss any matters that the Audit Committee or each of them believes would be appropriate to discuss privately. At such quarterly meeting, the Audit Committee should meet with the independent registered public accounting firm and management to review the Company’s financial statements in a manner consistent with that outlined in Section V of this Charter. The Chairman of the Audit Committee, any other member of the Audit Committee, the Chairman of the Board, the President, an Executive Vice President or the Chief Financial Officer may call meetings of the Audit Committee. The Audit Committee shall hold executive sessions as necessary and/or as convened by the Chairman of the Audit Committee. A majority of the Audit Committee members shall constitute a quorum. The action of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Audit Committee. The Audit Committee may also take action by unanimous written consent or by conference communication by means of telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting. The Audit Committee shall keep a record of its actions and proceedings, and the Chairman of the Audit Committee shall make a report thereof from time to time to the Board of Directors.

V.	RESPONSIBILITIES AND DUTIES

In carrying out its duties and responsibilities, the following should be considered within the authority of the Audit Committee:

1.	The sole authority to hire, subject to shareholder ratification, and fire, the independent registered public accounting firm and to approve the engagement fees in connection therewith.

2.	The responsibility to directly oversee the work of any independent registered public accounting firm employed by the Company, including the resolution of any disagreement between management and the independent registered public accounting firm regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

3.	The sole authority to approve in advance all audit and legally permitted non-audit services to be provided by any independent registered public accounting firm; provided, however, that pre-approval of non-audit services will not be required if:

a.	the aggregate amount of fees for all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided;

b.	such services were not recognized by the Company at the time of the engagement to be non-audit services; and

c.	such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee to whom authority to grant such approvals has been delegated by the Audit Committee.

4.	The sole authority to delegate to one or more designated members of the Audit Committee who are independent directors of the Board of Directors of the Company, the authority to grant pre-approval of audit and non-audit services as described in Section (3) above, so long as it is presented to the full Audit Committee at the next scheduled meeting.

5.	At least annually, to obtain and review a report by the independent registered public accounting firm describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm and any steps taken to deal with any such issues; and to assess the auditor’s independence, all relationships between the independent registered public accounting firm and the Company.

6.	At least annually, to evaluate the independent registered public accounting firm’s qualifications, performance and independence, which evaluation shall include the review and evaluation of the lead partner of the independent registered public accounting firm and a review of the report referred to in (5) above. In making its evaluation, the Audit Committee shall take into account the opinions of management and the Company’s internal auditors. The Audit Committee shall further ensure the rotation of the lead audit partner at least every five years and confirm with any independent registered public accounting firm retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Company in each of the five previous fiscal years of the Company. The Audit Committee shall decide as to whether the Company is obtaining high-quality audits and whether rotation of the independent registered public accounting firm would be helpful. The Audit Committee shall present its conclusions with respect to the independent registered public accounting firm to the full Board.

7.	To instruct the Company’s independent registered public accounting firm that they are to directly report to the Audit Committee.

8.	To meet, review and discuss the annual audited financial statements and quarterly financial statements prior to dissemination, with management and the independent registered public accounting firm, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

9.	To generally discuss the types of information to be disclosed, including the use of “pro forma” or “adjusted” non-GAAP information, and the type of presentation to be made with respect to earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

10.	To review in consultation with the independent registered public accounting firm, management and the internal auditors, the integrity of the Company’s financial reporting process, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent registered public accounting firm reports from management and the independent registered public accounting firm regarding: (i) all critical accounting policies and practices to be used by the Company; (ii) analyses prepared by management and/or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm; (iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (iv) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; and (v) any other material written communications between the independent registered public accounting firm and the Company’s management.

11.	To review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

12.	To engage and compensate from the Company’s funds independent counsel and other advisers, as the Audit Committee determines appropriate to carry out its duties.

13.	To discuss policies with respect to risk assessment and risk management and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

14.	To review with the independent registered public accounting firm any audit problems or difficulties and management’s response, including, but not limited to, any restrictions on the scope of the independent registered public accounting firm’s activities or on access to requested information (and any significant disagreements with management), any accounting adjustments that were noted or proposed by the independent registered public accounting firm but were passed as immaterial or otherwise, any communications between the audit team and the independent registered public accounting firm’s national office respecting auditing or accounting issues presented by the engagement, and any “management” or “internal control” letter issued, or proposed to be issued, by the independent registered public accounting firm to the Company. The review shall also include discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

15.	To review and approve, if appropriate, the operations and responsibilities of the Internal Audit Department and any changes thereto.

16.	To review the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures through inquiry and discussions with the Company’s independent registered public accounting firm, internal auditors and management of the Company and approve the charter of the Company’s Disclosure Committee and any amendments thereto.

17.	To establish procedures for (i) the receipt, retention, treatment, processing and resolution of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

18.	To set hiring policies for employees or former employees of the independent registered public accounting firm all in accordance with applicable legal restrictions. At a minimum, these policies should provide that any independent registered public accounting firm may not provide audit services to the Company if the Chief Executive Officer, Controller, Chief Financial Officer, chief accounting officer or any person serving in an equivalent capacity for the Company was employed by the independent registered public accounting firm and participated in the audit of the Company within one year of the initiation of the current audit.

19.	To meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company.

20.	To report regularly to the Board including, but not limited to, any issues that may arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent registered public accounting firm or the performance of the internal audit function.

21.	To direct preparation of and approve the Audit Committee Report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

22.	To review the findings of the Business Ethics Policy, as incorporated in the Code of Conduct, and report to the Board of Directors such findings.

23.	To perform such additional activities and consider such other matters within the scope of its responsibilities as the Audit Committee or the Board deems necessary or appropriate.

VI.	ANNUAL PERFORMANCE EVALUATION

The Audit Committee shall conduct a review and evaluation, at least annually, of the functioning of the Audit Committee, including, but not limited to, reviewing the compliance of the Audit Committee with this Charter. In addition, the Audit Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Nominating and Governance Committee of the Board of Directors for consideration by the Board of Directors any improvements to this Charter that the Audit Committee considers necessary. The Audit Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

APPENDIX C

COMPENSATION AND BENEFITS COMMITTEE

OF THE BOARD OF DIRECTORS

CHARTER

I	PREAMBLE

The Board of Directors of Wyeth (the “Corporation”) recognizes its oversight and guidance role within Wyeth. The Compensation and Benefits Committee is a key committee utilized by the Board of Directors of Wyeth in the fulfillment of this oversight and guidance role.

II.	PURPOSE OF THE COMMITTEE

The Compensation and Benefits Committee shall assist the Board of Directors of Wyeth in the discharge of its responsibilities relating to compensation and benefits programs of the Corporation, including executive compensation, compensation deferral plans, stock incentive and option plans, performance incentive award programs, fringe benefit plans of the principal corporate officers and other employee plans. The Compensation and Benefits Committee will fulfill these responsibilities and duties primarily by carrying out the activities enumerated in this Charter.

III.	COMPOSITION AND ORGANIZATION

The Compensation and Benefits Committee shall be comprised of three or more directors as determined by the Board of Directors of the Corporation, each of whom shall be: (i) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended; (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended; (iii) “independent” under New York Stock Exchange rules and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a Committee member; and (iv) selected and retained in compliance with all applicable rules, regulations and statutes. The Compensation and Benefits Committee members shall be appointed for one-year terms at the annual meeting of the Board of Directors and shall serve until a replacement for each such member is duly elected and qualified or until such member’s resignation or removal from the Board of Directors or the Compensation and Benefits Committee. The members of the Compensation and Benefits Committee may be removed from the Committee, with or without cause, by a majority vote of the Board of Directors. The Chairman of the Compensation and Benefits Committee shall be designated by the Board of Directors. The Compensation and Benefits Committee may form and delegate authority to subcommittees in compliance with applicable law when deemed appropriate by the Compensation and Benefits Committee.

IV.	MEETINGS

The Compensation and Benefits Committee shall meet as needed at stated times without notice, or on notice to all by order of the Chairman or a Vice Chairman of the Board of Directors, the President, an Executive Vice President or by one of the members of the Compensation and Benefits Committee. The Compensation and Benefits Committee shall hold executive sessions as necessary and/or as convened by the Chairman of the Compensation and Benefits Committee. A majority of the Compensation and Benefits Committee members shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Compensation and Benefits Committee.

The Compensation and Benefits Committee may also take action by unanimous written consent or by conference communication by means of telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting. The Compensation and Benefits Committee shall keep a record of its actions and proceedings, and the Chairman of the Compensation and Benefits Committee shall make a report thereof from time to time to the Board of Directors. The Compensation and Benefits Committee shall meet separately with the Chief Executive Officer and any other corporate officer or officers as it deems appropriate as part of its review and in connection with establishment of the performance criteria and compensation of designated key executives; however, in all cases such officers shall not be present at meetings at which their performance and compensation are being discussed and determined.

V.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, as described in section II above, the Compensation and Benefits Committee shall:

1.	With respect to the determination of executive compensation:

•	Recommend to the Board of Directors the salaries, bonuses and other benefits provided for the principal corporate officers of the Corporation;

•	Specifically with respect to the Chief Executive Officer, review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate his performance in light thereof, and consider identified and other factors related to the performance of the Corporation in determining a recommendation to the Board of Directors on the compensation level of such executive;

•	Review and recommend to the Board of Directors the overall compensation of each newly elected principal corporate officer;

•	Evaluate on a periodic basis the competitiveness of the compensation of principal corporate officers and senior management of the Corporation; and

•	Establish and maintain performance-based compensation programs under Section 162(m) of the Internal Revenue Code.

2.	With respect to incentive compensation plans, fringe benefit plans, deferred compensation plans, supplemental savings plans, and other equity compensation plans in which the Chief Executive Officer, other principal corporate officers and the non-employee directors of the Corporation participate (the “Plans”), to the extent permitted by law and subject to the terms of the Plans:

•	Review, approve and make recommendations to the Board of Directors regarding functional improvements or changes to the Plans or adoption of new plans when appropriate;

•	Evaluate on a periodic basis the competitiveness of the Plans;

•	Specifically with respect to the Chief Executive Officer, review and approve corporate goals and objectives relevant to the Chief Executive Officer and evaluate his and the Corporation’s performance taking into account prior awards and consider identified and other factors related to the performance of the Corporation in determining recommendations to the Board of Directors on the grants and awards to such executive under the Plans;

•	Act as Administrator and interpret all Plans in which the Compensation and Benefits Committee has been designated as Administrator by the Board of Directors and periodically report any such interpretations to the Board of Directors;

•	Determine whether and when to delegate administrative duties under Plans in which the Compensation and Benefits Committee has been named as Administrator to the Retirement Committee or other committee when appropriate.

3.	With respect to employee pension plans and employee welfare benefits plans (i.e., medical, life insurance, disability, dental, etc.) (the “Benefit Plans”) evaluate on a periodic basis the competitiveness of the Benefit Plans and recommend to the Board of Directors adoption of amendments to the Benefit Plans involving significant changes or improvements to the extent permitted by law and subject to the terms of the Benefit Plans.

4.	Periodically review and approve stock ownership guidelines for and review the stock ownership of principal corporate officers and senior management of the Corporation.

5.	Produce a report on executive compensation annually for inclusion in the proxy statement of the Corporation in accordance with applicable New York Stock Exchange rules and other regulatory requirements.

6.	If appropriate, select, retain and, if warranted, replace or terminate compensation and benefits consultants to provide independent advice to the Compensation and Benefits Committee. The Compensation and Benefits Committee shall have sole authority to engage any such consultants, if deemed desirable or beneficial, and shall approve, in its sole discretion, the consultant’s fees and other terms of any such engagement. The Compensation and Benefits Committee may, in its discretion, consult with management of the Corporation prior to the engagement of any such consultant.

7.	From time to time, as the Compensation and Benefits Committee shall deem appropriate, make recommendations to the Board of Directors regarding other issues related to the principal corporate officers, senior management and key employees of the Corporation.

8.	Perform such other duties and responsibilities as may be assigned to the Compensation and Benefits Committee, from time to time, by the Board of Directors of the Corporation, the Chairman of the Board of Directors and/or the Chief Executive Officer of the Corporation, if not the Chairman.

9.	Conduct a review and evaluation annually of the functioning of the Compensation and Benefits Committee in such manner as the Compensation and Benefits Committee deems appropriate.

10.	Review and reassess, at least annually, the adequacy of this Charter and recommend to the Nominating and Governance Committee of the Board of Directors for consideration by the Board of Directors any improvements to this Charter that the Compensation and Benefits Committee deems necessary or appropriate.

APPENDIX D

NOMINATING AND GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

CHARTER

I.	PREAMBLE

The Board of Directors of Wyeth (the “Corporation”) recognizes its oversight and guidance role within Wyeth. The Nominating and Governance Committee is a key committee utilized by the Board of Directors of Wyeth in the fulfillment of this oversight and guidance role.

II.	PURPOSE OF THE COMMITTEE

The Nominating and Governance Committee shall provide support for the governance role of the Board of Directors of Wyeth in reviewing and making recommendations on the composition of the Board of Directors, periodically assessing the functioning of the Board of Directors and its Committees, reviewing and making recommendations regarding non-employee director compensation, and making recommendations to the Board of Directors regarding corporate governance matters and practices. The Nominating and Governance Committee will fulfill these responsibilities and duties primarily by carrying out the activities enumerated in this Charter.

III.	COMPOSITION AND ORGANIZATION

The Nominating and Governance Committee shall be comprised of three or more directors as determined by the Board of Directors of the Corporation, each of whom shall be an independent director of the Corporation and shall meet the applicable independence requirements of the New York Stock Exchange and shall be selected and retained in compliance with all applicable rules, regulations and statutes. The Nominating and Governance Committee members shall be appointed for one-year terms at the annual meeting of the Board of Directors and shall serve until a replacement for each member is duly elected and qualified or until such member’s resignation or removal from the Board of Directors or the Nominating and Governance Committee. The members of the Nominating and Governance Committee may be removed, with or without cause, by a majority vote of the Board of Directors. The Chairman of the Nominating and Governance Committee shall be designated by the Board of Directors. The Nominating and Governance Committee may form and delegate authority to subcommittees in compliance with the applicable law when deemed appropriate by the Nominating and Governance Committee.

IV.	MEETINGS

The Nominating and Governance Committee shall meet as needed at stated times without notice, or on notice to all members by the Chairman or one of the other members of the Nominating and Governance Committee, the Chairman or a Vice Chairman of the Board of Directors, the President, or an Executive Vice President of the Corporation. The Nominating and Governance Committee shall hold executive sessions as necessary and/or as convened by the Chairman of the Nominating and Governance Committee. A majority of the Nominating and Governance Committee members shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Nominating and Governance Committee, except with respect to recommendations of nominees for election as Directors, which action shall be unanimous. The Nominating and Governance Committee may also take action by unanimous written consent or by conference communication by means of telephone or

D-1

similar communications equipment by which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting. The Nominating and Governance Committee shall keep a record of its actions and proceedings, and the Chairman of the Nominating and Governance Committee shall make a report thereof from time to time to the Board of Directors.

V.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Nominating and Governance Committee, acting in conjunction with the Chairman of the Board at such times as the Committee deems appropriate, shall:

1.	With respect to the selection of Directors, establish criteria and procedures for identifying candidates for the Board of Directors; periodically identify and review potential candidates, including those submitted in accordance with the By-Laws or proxy materials of the Corporation and recommend to the Board of Directors nominees for election as Directors of the Corporation; and have the sole authority to hire and terminate the services of any search firm used in the identification of director candidates and approve such search firm’s fees and other terms and conditions of such engagement.

2.	With respect to the functioning of the Board of Directors and the Committees of the Board of Directors,

•	Review and make recommendations to the Board of Directors concerning the types, duties, functions, size, operation and membership of Committees of the Board of Directors;

•	Conduct a review and evaluation annually of the functioning of the Nominating and Governance Committee in such manner as it deems appropriate;

•	In consultation with the full Board of Directors, conduct a review and evaluation annually of the functioning of the standing Committees in such manner as the Nominating and Governance Committee deems appropriate.

•	In consultation with the full Board of Directors, conduct a review and evaluation annually of the functioning of the Board of Directors in such manner as the Nominating and Governance Committee deems appropriate.

3.	With respect to compensation for non-employee members of the Board of Directors, review and recommend to the Board of Directors the amount and form of annual retainer, meeting fees, and other direct and indirect compensation and benefits to be paid or made available to Directors of the Corporation; provided that the review and approval of any Board equity compensation plans shall be the responsibility of the Compensation and Benefits Committee of the Board of Directors in accordance with the terms of its Charter.

4.	Develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Corporation and from time to time, as the Nominating and Governance Committee shall deem appropriate, make other recommendations to the Board of Directors regarding other governance matters and practices for inclusion in the corporate governance principles or otherwise, as appropriate.

5.	Perform any other activities consistent with this Charter and the Corporation’s By-Laws as the Nominating and Governance Committee, the Board of Directors, the Chairman of the Board of Directors and/or the Chief Executive Officer of the Corporation, if not the Chairman, deems necessary or appropriate.

6.	Review and reassess, at least annually the adequacy of this Charter and the charters of all the other Committees of the Board of Directors and recommend to the Board of Directors for its consideration any improvements in this Charter or the charters of the other Committees that the Nominating and Governance Committee deems necessary or appropriate.

D-2

APPENDIX E

CORPORATE ISSUES COMMITTEE OF THE

BOARD OF DIRECTORS CHARTER

I.	PREAMBLE

The Board of Directors of Wyeth (the “Corporation”) recognizes its oversight and guidance role within Wyeth. The Corporate Issues Committee is a key committee utilized by the Board of Directors of Wyeth in the fulfillment of this oversight and guidance role.

II.	PURPOSE OF THE COMMITTEE

The Corporate Issues Committee shall make recommendations to the Board of Directors on policies, practices, and programs relating to public and social issues impacting the operations of the Corporation and the relations of the Corporation with its various constituencies. The Corporate Issues Committee will fulfill these responsibilities and duties primarily by carrying out the activities enumerated in this Charter.

III.	COMPOSITION AND ORGANIZATION

The Corporate Issues Committee shall be comprised of three or more directors as determined by the Board of Directors of the Corporation, each of whom shall be an independent director of the Corporation and shall meet the applicable independence requirements of the New York Stock Exchange and shall be selected and retained in compliance with all applicable rules, regulations and statutes. The Corporate Issues Committee members shall be appointed for one-year terms at the annual meeting of the Board of Directors and shall serve until a replacement for each member is duly elected and qualified or until such member’s resignation or removal from the Board of Directors or the Corporate Issues Committee. The members of the Corporate Issues Committee may be removed from the Committee, with or without cause, by a majority vote of the Board of Directors. The Chairman of the Corporate Issues Committee shall be designated by the Board of Directors. The Corporate Issues Committee may form and delegate authority to subcommittees in compliance with the applicable law when deemed appropriate by the Corporate Issues Committee.

IV.	MEETINGS

The Corporate Issues Committee shall meet as needed at stated times without notice, or on notice to all members by the Chairman or one of the members of the Corporate Issues Committee, the Chairman or Vice Chairman of the Board of Directors, the President, or an Executive Vice President of the Corporation. The Corporate Issues Committee shall hold executive sessions as necessary and/or as convened by the Chairman of the Corporate Issues Committee. A majority of the Corporate Issues Committee members shall constitute a quorum for the transaction of business. The action of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Corporate Issues Committee. The Corporate Issues Committee may also take action by unanimous written consent or by conference communication by means of telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting. The Corporate Issues Committee shall keep a record of its actions and proceedings, and the Chairman of the Corporate Issues Committee shall make a report thereof from time to time to the Board of Directors.

E-1

V.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties, the Corporate Issues Committee shall:

1.	Review major public and social policies, practices, and programs of the Corporation and monitor compliance in significant areas of legal, social, and public responsibility and, when appropriate, make recommendations to the Board with respect to such policies, practices and programs, including periodic reviews relating to:

•	Environmental, health, and safety;

•	Employment practices, including equal employment opportunity in hiring and promotion;

•	Charitable giving and community outreach; and

•	Political contributions and political action.

2.	Review and make recommendations to the Board of Directors regarding stockholder proposals submitted for inclusion in the annual proxy materials of the Corporation, which relate to public and social issues.

3.	Review periodically with the General Counsel of the Corporation, or his designee, the Code of Conduct of the Corporation, and make recommendations to the Board of Directors for any changes, amendments or modifications of the Code of Conduct that the Corporate Issues Committee deems appropriate in light of changing conditions, new legislation, regulations and other developments.

4.	From time to time, as the Corporate Issues Committee shall deem appropriate, identify and make recommendations to the Board of Directors regarding current and emerging political, social and public policy trends and issues.

5.	Perform any other activities consistent with this Charter and the Corporation’s By-Laws as the Corporate Issues Committee, the Board of Directors, the Chairman of the Board of Directors and/or the Chief Executive Officer of the Corporation, if not the Chairman, deems necessary or appropriate.

6.	Conduct a review and evaluation annually of the functioning of the Corporate Issues Committee in such manner as it deems appropriate.

7.	Review and reassess, at least annually, the adequacy of this Charter and recommend to the Nominating and Governance Committee of the Board of Directors for consideration by the Board of Directors any improvements to this Charter that the Corporate Issues Committee deems necessary or appropriate.

E-2

APPENDIX F

CORPORATE GOVERNANCE GUIDELINES

I.	PREAMBLE

The following guidelines have been approved by the Board of Directors of Wyeth (the “Corporation”) to provide an overall framework of corporate governance for the Corporation and, generally, document the policies and practices under which the Corporation has conducted its corporate affairs for many years. The Corporation acknowledges that the field of corporate governance is continuously evolving and these written guidelines will be subject to further development following a review of various aspects of corporate governance principles annually or more frequently as deemed necessary or appropriate.

II.	BOARD COMPOSITION AND STRUCTURE

a.	The property and business of the Corporation are managed by its Board of Directors. The By-Laws of the Corporation require that there be no fewer than eight and no more than fifteen members of the Board of Directors. In recent years, the Board of Directors has averaged eleven members. The Directors are elected at the annual meeting of stockholders for a one-year term. Each Director is to continue in office until his or her successor is elected or until his or her earlier removal or resignation from the Board. A majority of the members of the Board of Directors shall be independent directors who shall meet applicable independence, experience and other requirements of the New York Stock Exchange and all other applicable rules, regulations and statutes.

b.	With respect to a determination of director independence, the Board of Directors and the Nominating and Governance Committee will broadly consider all relevant facts and circumstances and will apply the following standards:

(1)	Consistent with the applicable listing standards of the New York Stock Exchange, a director will not be considered independent if:

(a)	the director is, or has been within the last three years, an employee of the Corporation, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Corporation;

(b)	the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Corporation, other than director fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service with the Corporation); except that compensation received by an immediate family member of the director for services as an employee of the Corporation (other than an executive officer) need not be considered in determining independence under this test;

(c)

(A) the director or an immediate family member is a current partner of a firm that is the Corporation’s internal or external auditor, (B) the director is a current employee of such firm, (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Corporation’s audit within that time (in applying this test and consistent with the guidance provided by the New York Stock Exchange, a director who meets this standard for independence except that he or she has an immediate family member who (1) is a current partner of such a firm but (2) does not participate in such firm’s audit and assurance and tax compliance practices, will not be deemed to lack independence under this standard until the Corporation’s 2006 annual meeting);

(d)	the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Corporation’s present executives at the same time serves or served on that company’s compensation committee; or

(e)	the director is a current employee, or an immediate family member of the director is a current executive officer, of a company (other than a charitable organization) that has made payments to, or received payments from, the Corporation for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues (in applying this test, both the payments and the consolidated gross revenues to be measured will be those reported in the last completed fiscal year, and this test applies solely to the financial relationship between the Corporation and the director’s (or immediate family member’s) current employer—the former employment of the director or immediate family member need not be considered).

(2)	A director will only be appointed as a member of the Audit Committee if he or she also satisfies the independence criteria set forth in Rule 10A-3 under the Securities and Exchange Act of 1934, as amended.

(3)	The following relationships will not be considered to be material relationships with the Corporation that would impair a director’s independence:

(a)	If a director of the Corporation is an executive officer or an employee, or the director’s immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the Corporation for property or services in an amount which, in any single fiscal year, does not exceed the greater of (i) $1,000,000 or (ii) 2% of such other company’s consolidated gross revenues;

(b)	If a director of the Corporation is an executive officer or employee of another company which is indebted to the Corporation, or to which the Corporation is indebted, and the total amount of the indebtedness is less than 2% of the consolidated assets of the company wherein the director serves as an executive officer or employee;

(c)	If a director of the Corporation is an executive officer of another company in which the Corporation owns an equity interest, and the amount of the equity interest held by the Corporation is less than 10% of the total shareholders’ equity of the company at which the director serves as an executive officer; or

(d)	If a director of the Corporation serves as a director, officer or trustee of a charitable organization, and the Corporation’s contributions to the organization in the most recently completed fiscal year are less than the greater of (i) $1,000,000 or (ii) 2% of that organization’s gross revenues.

(4)	For relationships not covered by paragraph (3) above, or for relationships that are covered, but as to which the Board believes a director may nevertheless be independent, the determination of whether the relationship is material or not, and therefore whether the director would be independent, will be made by the Board of Directors.

(5)

For the purposes of these standards, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares such person’s home; except that when applying the independence tests described above, the Corporation need not consider individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or have become incapacitated.

III.	BOARD COMMITTEE COMPOSITION AND STRUCTURE

There are five key Committees of the Board of Directors, the Executive Committee, the Audit Committee, the Compensation and Benefits Committee, the Corporate Issues Committee, and the Nominating and Governance Committee. During the intervals between meetings of the Board of Directors, the Executive Committee performs all the duties and may exercise all the powers of the Board in the management of the property and business of the Corporation except such duties and powers as are by law, the Certificate of Incorporation or the By-Laws of the Corporation reserved to the Board of Directors. The charters of the other Committees of the Board of Directors, which set forth their purposes, responsibilities and duties, are published on the Corporate Governance page of the Internet website of the Corporation at www.wyeth.com. The memberships of the Audit Committee, the Compensation and Benefits Committee, the Corporate Issues Committee, and the Nominating and Governance Committee are comprised solely of independent directors. Members of the Audit Committee may not simultaneously serve on the audit committees of more than three public companies including that of the Corporation.

IV.	BOARD SELECTION CRITERIA AND BOARD SERVICE

The Board of Directors has adopted written Criteria and Procedures for Candidate Selection for the Board of Directors which are published on the Corporate Governance page of the Internet website of the Corporation at www.wyeth.com.

Information with regard to serving on the Board of Directors, benefits, and obligations are provided to candidates for membership on the Board. An orientation is provided to new Board members, customized to the needs and prior experience of each new Board member. A Board Handbook is provided to each Director and updated as necessary. Each new Director is required to attend at least one director education program from among the programs offered by various institutions which have been identified by the Nominating and Governance Committee. All other Directors are encouraged to participate in continuing education programs as appropriate. Directors are also encouraged to participate in the director site visitation program in which Directors may visit the major facilities of the Corporation worldwide.

Each person serving as a Director must devote the time and attention necessary to fulfill the obligations of a Director. In addition, it is essential that non-management Directors remain independent from management by avoiding real or apparent conflict of interest relationships. Therefore, upon becoming aware of any matter (affecting them or their immediate family or otherwise) that could impact the Director’s ability to be deemed independent in accordance with Section II.b. hereof, each such Director is to promptly consult with the Corporation regarding such potential conflicts of interest including, but not limited to, the acceptance of a new directorship. Ordinarily, Directors should not serve on more than four other boards of public companies in addition to the Board of the Corporation.

A Director whose primary profession or employment changes or who becomes aware of a relationship which would deem any non-management Director as not independent following his or her election to the Board is to offer not to stand for re-election at the next election following such change. Whether or not such offer will be accepted by the Board will be based on the recommendation of the Nominating and Governance Committee.

The date of mandatory retirement from Board membership is the last day of the calendar month in which the Director reaches 72 years of age.

A Director who is also an employee of the Corporation may not serve on the Board of Directors following his or her departure from full-time employment by the Corporation.

Responsibility for providing assistance to the Board rests with the internal organization of the Corporation. However, the Board and Board Committees will have access to management at or outside of Board or Committee meetings and also may seek, as each may deem necessary, legal or other expert advice from sources independent of management, at the expense of the Corporation. The Audit, Compensation and Benefits, and Nominating and Governance Committees have the sole authority to retain, set the fees of, and terminate, respectively, the independent auditors, compensation consultants, and executive search firms.

Wyeth management is the primary contact with institutional investors, the investing community, the media, etc. On occasion, Directors may be asked by the Board or management to have direct contact with others outside the Corporation in their capacities as Directors.

V.	CONDUCT OF BOARD AND BOARD COMMITTEE MEETINGS

The Chairman of the Board prepares Board meeting agendas based on discussions with Directors and management and business issues that arise. Annotated draft agendas for Board meetings are sent to Board members in advance of each meeting. Committee agendas are prepared based on the responsibilities and duties set forth in the Charter of each respective Committee, expressions of interest by Committee members and recommendations of management. Committee agendas are sent to Committee members in advance of each Committee meeting.

Information and materials regarding items requiring Board or Board Committee approval are distributed in advance of the respective meeting unless there are countervailing considerations such as confidentiality for its being held until the day of the meeting. Other information and materials are distributed in advance of the meetings or otherwise when important to the Board’s or the Committee’s understanding of a topic or issue, to facilitate discussion or generally to assist each Board member in fulfilling his or her fiduciary obligation to the Corporation and its shareholders. If a matter is particularly important, Board or Board Committee approval may be sought at a meeting subsequent to initial presentation. Following the meeting, confidential materials are returned to or left with the Corporation.

Non-management Directors meet without management at regularly scheduled executive sessions as part of Board meetings. One half of all such executive sessions each year will address topics pre-determined by the Board of Directors at the beginning of each year, in addition to such timely issues as may come before the executive session. These executive sessions are chaired on a rotating basis by the Chairmen of each of the Board Committees. In addition, at least one executive session per year shall be attended by independent directors only.

At least once each year, the Board of Directors shall hold an in-depth strategic planning meeting at which issues relating to the future direction of the Corporation will be analyzed and reviewed.

VI.	STOCK OWNERSHIP AND TRADING BY MEMBERS OF THE BOARD OF DIRECTORS

Each non-employee Director is required to hold at least five times the value of the annual cash Board service retainer payable for Board service in Wyeth stock and/or units while serving as a director of the Corporation. Directors shall have five years to attain this ownership threshold. Shares or units held by a Director under any deferral plan shall be included in calculating the value of ownership to determine whether this minimum ownership requirement has been met.

Trading in securities by Directors of the Corporation is governed by the Wyeth Securities Transactions Policy.

VII.	DIRECTOR COMPENSATION

The Nominating and Governance Committee has the responsibility for recommending to the Board the amount and form of annual retainer, meeting fees, and other compensation and benefits to be paid or made available to Directors. Board compensation is designed to directly compensate Board members for service and not to create any real or apparent conflicts of interest. An independent study is undertaken biennially at the direction of the Nominating and Governance Committee to assist the Committee in its evaluation of Director compensation.

VIII.	MANAGEMENT SUCCESSION

The Board plans for the succession to the position of Chief Executive Officer as well as certain other senior management positions. The Chief Executive Officer provides the Board with an annual assessment of each key senior manager and identifies potential successors to certain senior management positions.

IX.	BOARD EVALUATION

The Board, in consultation with the Nominating and Governance Committee, conducts an annual review and evaluation of the functioning of the Board and of the independence of each non-management member of the Board. The Board, in consultation with the Nominating and Governance Committee, conducts an annual evaluation of the functioning of each of the Board Committees, which shall include a review of the annual self-evaluation made by each of the Committees.

WYETH

2006 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

1. Purpose.

The purpose of the Plan is to provide a means through which the Company may attract able persons to become and remain Non-Employee Directors of the Company and to provide a means whereby Non-Employee Directors of the Company can acquire and retain Stock ownership, thereby strengthening their commitment to the welfare of the Company and promoting an identity of interest between stockholders and such Non-Employee Directors.

2. Definitions.

The following definitions shall be applicable throughout the Plan.

(a) “Annual Meeting” shall mean the annual meeting of the Company’s stockholders.

(b) “Award” means, individually or collectively, any Option or Deferred Stock Unit Award.

(c) “Award Agreement” means the agreement between the Company and a Participant who has been granted an Option or Deferred Stock Unit Award which defines the rights and obligations of the parties.

(d) “Board” means the Board of Directors of the Company.

(e) “Board Membership” means the period of time during which a Director serves on the Board.

(f) “Change in Control” means (i) any “person” (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act) other than a Permitted Holder (as defined below) who is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of either the outstanding shares of Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally, (ii) during any period of two consecutive years, individuals who constitute the Board at the beginning of such period cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s stockholders of each new director was approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period or (iii) the Company undergoes a liquidation or dissolution or a sale of all or substantially all of the assets of the Company. No merger, consolidation or corporate reorganization in which the owners of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally prior to said combination, own 50% or more of the resulting entity’s outstanding voting securities shall, by itself, be considered a Change in Control. As used herein, “Permitted Holder” means (i) the Company, (ii) any corporation, partnership, trust or other entity controlled by the Company and (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any such controlled entity.

1

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(h) “Committee” means the Compensation and Benefits Committee of the Board and any successor thereto.

(i) “Company” means Wyeth, a Delaware corporation.

(j) “Date of Grant” means the date on which an Award is granted to a Participant under the Plan.

(k) “Default Election” shall have the meaning attributed thereto in Section 8(d)(ii)

(l) “Deferred Stock Account” means an account established by the Trustee to hold the shares of Stock attributable to each Participant receiving a Deferred Stock Unit Award.

(m) “Deferred Unit Account” means a bookkeeping account established and maintained by the Company in the name of each Participant who receives a Deferred Stock Unit Award.

(n) “Deferred Stock Unit” means a hypothetical investment representing one share of Stock granted in connection with a Deferred Stock Unit Award pursuant to Section 8 of the Plan.

(o) “Deferred Stock Unit Award” shall mean the Deferred Stock Unit Award granted to a Participant in accordance with Section 8 of the Plan.

(p) “Director” means any member of the Board.

(q) “Disability” means a medically determinable physical or mental impairment which renders a Participant substantially unable to function as a Director, as determined in the sole discretion of the Committee.

(r) “Distribution Election Form” shall mean the election form filed by a Non-Employee Director with the Company indicating whether such Non-Employee Director’s Deferred Stock Unit Awards will be distributed in a lump sum or in a series of 2 to 10 substantially equal annual installments.

(s) “Distribution Election Modification Form” shall mean the election form filed by a Non-Employee Director with the Company indicating a change in the form of distribution of such Non-Employee Director’s future Deferred Stock Unit Awards.

2

(t) “Dividend Equivalents” means an amount equal to the cash dividends otherwise payable by the Company upon each share of Stock credited to a Participant’s Deferred Stock Account.

(u) “Exchange Act” means the Securities Exchange Act of 1934.

(v) “Fair Market Value” on a given date means (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the average between the high bid price and low ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

(w) “Initial Election” shall have the meaning attributed thereto in Section 8(d)(i).

(x) “Non-Employee Director” means a Director who is not also a current employee of the Company or any of its subsidiaries or affiliates.

(y) “Option” means an option to purchase Stock.

(z) “Option Period” means the period during which an Option remains outstanding and following which the Option will expire, subject to early expiration upon a termination of a Participant’s Board Membership as provided herein.

(aa) “Option Price” means the per-share exercise price set for an Option as reflected in the applicable Award Agreement.

(bb) “Participant” means each Non-Employee Director to whom an Award has been granted under the Plan.

(cc) “Plan” means the Company’s 2006 Non-Employee Director Stock Incentive Plan.

(dd) “Section 402 of SOX” shall have the meaning attributed thereto in Section 7(e).

(ee) “Section 409A” means Section 409A of the Code.

(ff) “Securities Act” means the Securities Act of 1933, as amended.

(gg) “Stock” means the common stock par value $0.33 1/3 per share, of the Company.

3

(hh) “Trust” shall mean the grantor trust established by the Company to hold the shares of Stock attributable to Participants receiving Deferred Stock Unit Awards.

(ii) “Trustee” shall mean the trustee of the Trust.

(jj) “Unforeseeable Emergency” shall have the meaning set forth in Section 409A(a)(2)(B)(ii) of the Code.

3. Effective Date and Stockholder Approval.

The Plan shall be submitted to the stockholders of the Company for their approval at the Annual Meeting of Stockholders to be held on April 27, 2006. The Plan shall become effective upon the affirmative vote of the holders of a majority of the shares of Stock present, or represented, and entitled to vote at the meeting.

4. Administration.

The Committee shall administer the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Subject to the provisions of the Plan, the Committee shall have exclusive power to (i) grant discretionary Awards under the Plan, (ii) determine the nature and extent of the Awards to be made to each Non-Employee Director, (iii) determine the time or times when Awards will be made to Non-Employee Directors, (iv) determine the conditions to which the payment of Awards may be subject, (v) change the number, type and terms of the Awards granted under the Plan, (vi) prescribe the form or forms of Award Agreements, and (vii) cause records to be established in which there shall be entered, from time to time as Awards are made to Participants, the date of each Award, the number of Options and Deferred Stock Units awarded by the Committee to each Participant, and the expiration date.

The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, and revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee shall also have the authority to construe and interpret the Plan and all Awards and Award Agreements issued pursuant to the Plan and to correct any defects, supply any omissions and/or reconcile any inconsistencies therein. The Committee’s interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties.

5. Shares Subject to the Plan.

Unless otherwise determined by the Committee, Options and Deferred Stock Unit Awards shall be automatically granted to Non-Employee Directors pursuant to the formulas set forth in Sections 7 and 8; provided, however, that:

(a) Subject to Section 11, the maximum number of shares of Stock that may be issued pursuant to all Awards under the Plan shall be 300,000; provided, however, that the maximum number of shares of Stock that may be issued pursuant to Deferred Stock Unit Awards shall be 75,000.

4

(b) The Committee may adopt reasonable counting procedures to ensure appropriate counting and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. To the extent that an Award expires or is canceled, forfeited, settled in cash or otherwise terminated or concluded without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for Awards under the Plan; and

(c) Stock delivered by the Company in settlement of Awards under the Plan may be authorized and unissued Stock or Stock held in the treasury of the Company or may be purchased on the open market or by private purchase.

6. Eligibility.

Participation in the Plan shall be limited to Non-Employee Directors.

7. Annual Option Awards.

(a) Automatic Grant. Unless otherwise determined by the Committee, on the date of each Annual Meeting, each Non-Employee Director who is newly elected as a Non-Employee Director or who was previously so elected and continues as a Non-Employee Director immediately following such Annual Meeting shall automatically be granted, without further action by the Board or the Committee, an Option to purchase 3,500 shares of Stock.

(b) Option Price. Options shall have an Option Price equal to the Fair Market Value of a share of Stock on the Date of Grant.

(c) Option Period. Unless otherwise determined by the Committee, the Option Period of each Option, after which each such Option shall expire, shall be ten (10) years from the Date of Grant.

(d) Vesting of Options. Unless otherwise determined by the Committee and subject to early expiration upon termination of a Participant’s Board Membership or accelerated vesting, as provided herein, each Option shall become fully vested and exercisable on the earlier of (i) the day immediately prior to the next Annual Meeting or (ii) the date that is twelve (12) months from the Date of Grant; provided, however, that no Options shall become vested and exercisable prior to the date upon which a Participant has completed two years of continuous Board Membership. For purposes of this Plan, a Non-Employee Director will be deemed to have completed two years of continuous Board Membership on the date immediately prior to the second anniversary of such Non-Employee Director’s date of election to the Board. Notwithstanding any vesting schedule established for any Option, the Committee may, in its sole discretion, accelerate the exercisability of any Option. If an Option is exercisable in installments, such installments or portions thereof which become exercisable shall remain exercisable until the Option expires either at the end of the Option Period or earlier upon termination of a Participant’s Board Membership, as provided herein.

5

(e) Manner of Exercise and Form of Payment. Options which have become exercisable may be exercised by delivery of a written notice of exercise to the Company accompanied by payment of the Option Price covering the shares of Stock with respect to which the exercise relates. The Option Price may be payable in cash and/or by delivery of shares of Stock having a Fair Market Value on the day prior to the date the Option is exercised equal to the Option Price multiplied by the number of shares subject to exercise or, in the discretion of the Committee, either (i) by delivery to the Company of a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the Option Price multiplied by the number of shares subject to exercise, (ii) by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock subject to exercise reduced by the number of shares of Stock equal to the aggregate exercise price for such shares divided by the Fair Market Value on the date prior to such exercise; or (iii) by any other means approved by the Committee. Anything herein to the contrary notwithstanding, the Company shall not directly or indirectly extend or maintain credit, or arrange for the extension of credit, in the form of a personal loan to or for any Non-Employee Director through the Plan in violation of Section 402 of the Sarbanes-Oxley Act of 2002 (“Section 402 of SOX”), and to the extent that any form of payment would, upon the advice of the Company’s counsel, result in a violation of Section 402 of SOX, such form of payment shall not be available.

(f) Termination of a Participant’s Board Membership. Unless otherwise determined by the Committee, the termination of a Participant’s Board Membership shall have the following consequences to outstanding Options.

(i) If a Participant’s Board Membership is terminated by reason of the Participant’s death or Disability, and such Participant has completed at least two years of continuous Board Membership, any outstanding Options held by such Participant which are not vested and exercisable on the date of such termination shall become immediately vested and exercisable and all outstanding Options held by such Participant shall remain exercisable until the earlier of (x) the third anniversary of the date of termination, or (y) the expiration of the Option Period.

(ii) If a Participant’s Board Membership is terminated for any other reason other than death or Disability, any unvested Options then held by such Participant shall expire immediately upon such termination and any vested Options then held by such Participant shall remain exercisable until the earlier of (x) the third anniversary of the date of termination, or (y) the expiration of the Option Period.

(g) Award Agreement. Each Option shall be evidenced by an Award Agreement, which shall contain such provisions as may be determined by the Committee.

(h) Amendment or Cancellation of Option Award Formula. Notwithstanding anything herein to the contrary, the Committee may, at any time and from time to time in

6

its sole discretion, terminate or amend the automatic Option Award to Non-Employee Directors set forth in this Section 7, by increasing or decreasing the number of shares of Stock subject to the formula or substituting an alternate formula or a different Award on different terms, including different or no vesting conditions.

8. Annual Deferred Stock Unit Awards

(a) Automatic Grant. Unless otherwise determined by the Committee, on the date of each Annual Meeting, each Non-Employee Director who is newly elected as a Non-Employee Director or who was previously so elected and continues as a Non-Employee Director immediately following such Annual Meeting shall automatically be granted, without further action by the Board or the Committee, an Award of 1,200 Deferred Stock Units.

(b) Establishment of Deferred Unit Account. Unless otherwise determined by the Committee, on the Date of Grant of each Deferred Stock Unit Award to a Participant, the Company shall establish a Deferred Unit Account for each new Participant receiving such Award and credit to each such newly established or previously established Deferred Unit Account for each such Participant the number of Deferred Stock Units attributable to each such Award.

(c) Contribution of Stock to Trust. Unless otherwise determined by the Committee, on the Date of Grant of each Deferred Stock Unit Award, the Company shall contribute to the Trust for the benefit of each Participant receiving such Award a number of shares of Stock equal to the number of Deferred Stock Units granted to each such Participant pursuant to each such Award and shall instruct the Trustee or applicable record keeper to establish a Deferred Stock Account for each such new Participant and to allocate to each such newly established or previously established Deferred Stock Account for each such Participant the number of shares of Stock attributable to such Award. Each Participant with respect to whom a Deferred Stock Account has been established shall have the voting power to direct the trustee with respect to the voting of Stock allocated to such Deferred Stock Account. The trustee shall not have discretion to vote the Stock held in the Trust unless instructed to do so by the Participant to whose account the Stock has been allocated. Stock held in Deferred Stock Accounts (including, without limitation, Dividend Equivalents) shall be subject to forfeiture and returned to the Company to the same extent that the corresponding Deferred Stock Unit Award is subject to forfeiture. Upon forfeiture of all or a portion of any Deferred Stock Unit Award, the corresponding number of shares of Stock held in a Deferred Stock Account shall be forfeited and returned to the Company. Each Deferred Stock Account shall be maintained under the Trust for each Participant with respect to whom a Deferred Stock Account has been established until the distribution and/or forfeiture of all shares of Stock allocated to such Deferred Stock Account.

(d) Form of Distribution Election.

(i) Initial Elections. Within thirty (30) days following the date of (A) the 2006 Annual Meeting, and (B) any subsequent Annual Meeting at which a newly-

7

elected Non-Employee Director receives an initial Deferred Stock Unit Award (whether such Non-Employee Director was newly-elected at the Annual Meeting or prior to the Annual Meeting), each Non-Employee Director receiving an initial Deferred Stock Unit Award hereunder must file a Distribution Election Form, a form of which is attached hereto as Exhibit A, with the Company indicating whether the distribution of such Award is to be made in a lump sum or in a series of 2 to 10 substantially equal annual installments following the termination of such Non-Employee Director’s Board Membership (the “Initial Election”).

(ii) Default Election. In the event that any Non-Employee Director fails to file a timely Distribution Election Form with respect to a Deferred Stock Unit Award, such Deferred Stock Unit Award will be distributed to the Non-Employee Director in a lump sum following the termination of such Non-Employee Director’s Board Membership (the “Default Election”).

(iii) Change in Form of Distribution. The Initial Election (or the Default Election, if applicable), for each Non-Employee Director shall be a standing election and shall apply to the initial Deferred Stock Unit Award for such Non-Employee Director and, unless such election is changed, to all of the Non-Employee Director’s subsequent annual Deferred Stock Unit Awards. A Non-Employee Director may elect to change the form of payment for any future Deferred Stock Unit Award by filing a Distribution Election Modification Form, a form of which is attached hereto as Exhibit B, with the Company no later than December 31, or such earlier date prescribed by the Committee, of the year prior to the year in which the Deferred Stock Unit Award with respect to which the change will be effective is to be granted. Any such Distribution Election Modification Form shall apply to all of the Non-Employee Director’s subsequent Deferred Stock Unit Awards, unless and until a new Distribution Election Modification Form is filed with the Company.

(e) Vesting. Subject to forfeiture upon termination of a Participant’s Board Membership or accelerated vesting, as provided herein, and unless otherwise determined by the Committee,

(i) Awards Granted at 2006 Annual Meeting. Each Deferred Stock Unit Award granted to a Non-Employee Director at the 2006 Annual Meeting shall become fully vested and no longer subject to forfeiture on the date that is twelve (12) months and thirty (30) days from the Date of Grant; provided, however, that no Deferred Stock Unit Award shall become vested prior to the date upon which a Non-Employee Director has completed two years of continuous Board Membership;

(ii) Awards Granted to Newly-Elected Non-Employee Directors. Each initial Deferred Stock Unit Award granted to a Non-Employee Director who is newly-elected to the Board after the 2006 Annual Meeting shall become fully vested and no longer subject to forfeiture on the date that is twelve (12) months and thirty (30) days from the Date of Grant; provided, however, that no Deferred

8

Stock Unit Award shall become vested prior to the date upon which a Non-Employee Director has completed two years of continuous Board Membership; and

(iii) Awards Granted to Non-Employee Directors Who Are Not Newly-Elected to the Board. Except as provided in Section 8(e)(i), each Deferred Stock Unit Award granted to a Non-Employee Director who is not newly-elected to the Board shall become fully vested and no longer subject to forfeiture on the earlier of (x) the date that is twelve (12) months from the Date of Grant or (y) the day immediately prior to the next Annual Meeting; provided, however, that no Deferred Stock Unit Award shall become vested prior to the date upon which a Non-Employee Director has completed two years of continuous Board Membership.

Notwithstanding any vesting schedule established for any Deferred Stock Unit Award, the Committee may, in its sole discretion, accelerate the vesting of any Deferred Stock Unit Award and cause the forfeiture restrictions with respect to such Award to lapse; provided, however, that the Committee may not accelerate the vesting of any initial Deferred Stock Unit Award (otherwise subject to vesting on the date that is twelve (12) months and thirty (30) days from the Date of Grant), if such acceleration would result in an impermissible distribution under Section 409A.

(f) Dividend Equivalents. Unless otherwise determined by the Committee, the Company shall withhold cash dividends payable on the shares of Stock held in the Trust and, on each date that cash dividends are otherwise payable to the holders of Stock, the Company shall credit the Dividend Equivalents to each Participant’s Deferred Unit Account. On each date that the Dividend Equivalents in any Deferred Unit Account equal the value of a full share of Stock, the Company shall deduct such value from such Deferred Unit Account and contribute one share of Stock to the Participant’s Deferred Stock Account in the Trust. Dividend Equivalents and shares of Stock attributable to Dividend Equivalents shall be subject to forfeiture in the same manner as the Deferred Stock Unit Awards with respect to which such Dividend Equivalents are attributable.

(g) Accelerated Vesting and Forfeiture of Deferred Stock Unit Awards upon the Termination of a Participant’s Board Membership. Unless otherwise determined by the Committee, (i) in the event of the termination of a Participant’s Board Membership on account of such Participant’s death or Disability and such Participant has completed at least two years of continuous Board Membership, all unvested Deferred Stock Units held by such Participant as of such termination date shall immediately become fully vested and the forfeiture restrictions thereon shall lapse, and (ii) in the event of the termination of a Participant’s Board Membership for any other reason all unvested Deferred Stock Units held by such Participant as of such termination date shall immediately expire and be forfeited.

(h) Payment of Deferred Stock Unit Awards. The shares of Stock attributable to Deferred Stock Unit Awards for each Participant (including shares attributable to Dividend Equivalents) shall be held in the Trust until the termination of such

9

Participant’s Board Membership. Following the termination of a Participant’s Board Membership, the shares of Stock held in such Participant’s Deferred Stock Account attributable to vested Deferred Stock Units shall be distributed by the Trustee to such Participant in a lump sum or in a series of annual installments (net of all applicable taxes, if any), as elected by such Participant pursuant to a Distribution Election Form or Distribution Election Modification Form, as applicable; provided, however, that with respect to any Participant who elected within thirty (30) days following the Date of Grant of any Deferred Stock Unit Award to receive distribution of such Award in a series of annual installments, if the vesting of such Award is accelerated on account of such Participant’s death or Disability or on account of a Change in Control, the shares of Stock attributable to such Award shall be distributed in a lump sum, disregarding the election to have such distribution made in a series of annual installments, as soon as practicable following such acceleration, but in no event later than two and one-half months following the end of the year of such acceleration.

(i) Award Agreement. Each Deferred Stock Unit Award shall be evidenced by an Award Agreement, which shall contain such provisions as may be determined by the Committee.

(j) Amendment or Cancellation of Deferred Stock Unit Award Formula. Notwithstanding anything herein to the contrary, the Committee may, at any time and from time to time in its sole discretion, terminate or amend the automatic Deferred Stock Unit Award to Non-Employee Directors set forth in this Section 8, by increasing or decreasing the number of shares of Stock subject to the formula or substituting an alternate formula or a different Award on different terms, including different or no vesting conditions.

(k) Distribution upon an Unforeseeable Emergency. A Participant may petition the Committee for a distribution of the shares of Stock held in such Participant’s Deferred Stock Account attributable to vested Deferred Stock Units on account of an Unforeseeable Emergency. Upon the application of a Participant for a distribution on account of an Unforeseeable Emergency the Committee shall determine whether such distribution request qualifies for a distribution pursuant to an Unforeseeable Emergency and, if so, shall approve such request and instruct the Trustee to distribute to such Participant only the number of shares of Stock attributable to vested Deferred Stock Units necessary to satisfy such Unforeseeable Emergency; provided, however, that in no event may such distribution exceed the balance of all shares of Stock attributable to vested Deferred Stock Units held in such Participant’s Deferred Stock Account; and further provided, however, that no Participant requesting a distribution for an Unforeseeable Emergency shall have any involvement in making the determination to approve such distribution on the part of the Committee; and further provided, however, that such distribution shall be made hereunder only to the extent that such constitutes an allowable distribution under Section 409A.

10

9. Discretionary Grant of Awards

The Committee is authorized, subject to limitations under applicable law, to grant Awards on a discretionary basis to Non-Employee Directors. The Committee shall determine the terms and conditions of such Awards at the Date of Grant or thereafter.

10. General

(a) Privileges of Stock Ownership. Except as otherwise specifically provided in the Plan, no person shall be entitled to the privileges of stock ownership in respect of shares of Stock which are subject to Awards hereunder until such shares have been issued to that person free of any restrictions on stock ownership.

(b) Government and Other Regulations. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received the advice of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Stock to be offered or sold under the Plan. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

(c) Designation and Change of Beneficiary. Each Participant may file with the Company a written designation of one or more persons or entities as the beneficiary who shall be entitled to receive the rights or amounts payable with respect to an Award due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(d) No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each

11

member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Restated Certificate of Incorporation, as amended, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(e) Rights to Re-election. Nothing in the Plan shall be deemed to create any obligation on the part of the Company or the Board to nominate any Non-Employee Director for re-election by the Company’s stockholders, nor confer upon any Non-Employee Director the right to remain a member of the Board.

(f) Governing law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

(g) Nontransferability. Options shall not be transferable by the Participant other than by will or the laws of descent and distribution, and Options shall during his or her lifetime be exercisable only by the Participant; provided, however, that the transfer of Options for estate planning purposes shall be allowed in accordance with applicable law. No Deferred Stock Unit Award may be assigned or transferred, pledged or sold prior to its delivery to a Participant or, in the case of a Participant’s death, to the Participant’s legal representative or legatee or such other person designated by an appropriate court; provided, however, that the transfer of a Deferred Stock Unit Award for estate planning purposes shall be allowed in accordance with applicable law.

(h) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

11. Changes in Capital Structure.

Awards granted under the Plan and any Award Agreements, the maximum number of shares of Stock subject to all Awards and the maximum number of shares of Stock subject to Deferred Stock Unit Awards shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a share of Stock or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Date of Grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in

12

or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan. In addition, in the event of any such adjustments or substitution, the aggregate number of shares of Stock available under the Plan and the maximum number of shares available for grant pursuant to Deferred Stock Unit Awards shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

12. Change in Control.

Except to the extent reflected in a particular Award Agreement, in the event of a Change in Control, (i) notwithstanding any vesting schedule, or any other limitation on exercise or vesting, all outstanding Awards shall immediately become 100% vested and exercisable and the forfeiture provisions thereon shall lapse, and (ii) the Committee may, in its discretion and upon at least 10 days advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in a lump sum of cash or Stock, the value of such Awards based upon the highest price per share of Company Stock received or to be received by other stockholders of the Company in connection with the Change in Control. Notwithstanding anything herein to the contrary, to the extent that any Award hereunder, either in whole or in part, is deemed to provide for the deferral of compensation within the meaning of Section 409A, there shall be no distribution of any such deferred compensation on account of a Change in Control unless such event also constitutes a “Change in Control Event” within the meaning of Section 409A or such distribution is otherwise allowable under Section 409A.

13. Amendments and Termination.

The Board may at any time terminate the Plan; provided, however, that prior to any such termination, the Board shall give due consideration to the impact of such termination under Section 409A. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board. No Awards may be granted under the Plan after it is terminated; provided, however, that any Award outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Award shall have been exercised or distributed, in accordance with its terms or shall have expired. The Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided, however, that without further stockholder approval the Committee shall not make any amendment to the Plan which would (i) materially increase the maximum number of shares of Stock which may be issued pursuant to Awards or the maximum number of shares subject to Deferred Stock Unit Awards, except as provided in Section 11, or (ii) change the class of persons eligible to receive Awards under the Plan.

14. 409A.

To the extent that any payments or benefits provided hereunder are considered deferred compensation subject to Section 409A, the Company intends for this Plan to comply with the standards for nonqualified deferred compensation established by Section 409A (the “409A Standards”). To the extent that any terms of the Plan would subject Participants to gross income inclusion, interest or an additional tax pursuant to Section 409A, those terms are to that extent superseded by the 409A Standards. The Company reserves the right to amend Awards granted

13

hereunder, without the consent of any Participant, to cause such Awards to comply with or be exempt from Section 409A.

*        *        *

As adopted by the Board of Directors of Wyeth on January 27, 2006, subject to stockholder approval at the Annual Meeting of Stockholders to be held on April 27, 2006.

14

Vote via the Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week
Wyeth	Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET https://www.proxyvotenow.com/wye		TELEPHONE 1-866-358-4696		MAIL

Use the Internet to view the Annual Financial Report and Proxy Statement and vote your proxy. Have your proxy card in hand when you access the website.

Follow the simple instructions that are located at the website.

	OR	Use a touch-tone telephone in the United States, Canada or Puerto Rico to vote your proxy. Have your proxy cared in hand when you call. Follow the simple recorded instructions.	OR	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

If you vote your proxy via the Internet or by telephone,

you should NOT mail your proxy card.

HTTPS://WWW.PROXYVOTENOW.COM/WYE
VOTE VIA THE INTERNET 1-866-358-4696 CALL TOLL-FREE TO VOTE

☐	Δ DETACH PROXY CARD HERE IF YOU ARE NOT VOTING VIA THE INTERNET OR BY TELEPHONE Δ

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND YOU VOTE “FOR” ITEMS 1, 2 AND 3							THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND YOU VOTE “AGAINST” THE STOCKHOLDER PROPOSALS IN ITEMS 4, 5, 6, 7, 8 AND 9.

1. ELECTION OF DIRECTORS:								FOR	AGAINST	ABSTAIN
							4. Limiting Supply of Prescription Drugs in Canada	☐	☐	☐
FOR	☐	WITHHOLD AUTHORITY	☐		WITHHELD FOR:	☐
All nominees		to vote for all nominees			(Write that nominee’s number in the space provided below)

Nominees:	01 - R. Essner, 02 - J.D. Feerick, 03 - F.D. Fergusson, 04 - V.F. Ganzi,
05 - R. Langer, 06 - J.P. Mascotte, 07 - M.L. Polan, 08 - G.L. Rogers,
	09 - I.G. Seidenberg, 10 - W.V. Shipley and 11 - J.R. Torell III						5. Disclosure of Political Contributions	☐	☐	☐

Withheld For: _________________________________________________________
							6. Disclosure of Animal Welfare Policy	☐	☐	☐

							7. Election of Directors by Majority Vote	☐	☐	☐
				FOR	AGAINST	ABSTAIN
2. Ratify Independent Registered Public Accounting Firm				☐	☐	☐	8. Separating Roles of Chairman & CEO	☐	☐	☐

							9. Adoption of Simple Majority Vote	☐	☐	☐
3. Adopt Non-Employee Director Stock Incentive Plan				☐	☐	☐

SCAN LINE

Note: Please sign below exactly as the name appears to the left. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by an authorized corporate officer. If a partnership, please sign in partnership name by an authorized person.

							Date Stockholder sign here		Co-owner sign here

YOU CAN VOTE YOUR SHARES IN ONE OF THREE WAYS

Can I vote via the Internet?

Yes. You can vote via the Internet and view the Annual Financial Report and Proxy Statement by following the instructions at our Internet address at: https://www.proxyvotenow.com/wye.

Can I vote by telephone by using a toll-free number?

Yes. If you are in the United States, Canada or Puerto Rico, you can vote by calling our toll-free number 1-866-358-4696, 24 hours a day, 7 days a week, on a touch-tone telephone and following the instructions.

Can I vote by mail?

Yes. Just mark, sign and date your proxy card and return it promptly in the enclosed postage-paid envelope. Properly signed proxies will be voted in the manner directed by you. If you sign and give no direction on how to vote, this proxy will be voted FOR items 1, 2 and 3 and AGAINST items 4, 5, 6, 7, 8 and 9.

Can I elect to receive future proxy materials electronically instead of receiving paper copies?

Yes. You can elect to receive our Annual Financial Report, Proxy Statement, prospectuses, and other communications electronically while voting by telephone, via the Internet at https://www.proxyvotenow.com/wye or by checking the box below if voting by mail. You can also elect to receive your proxy card electronically by providing your e-mail address after you vote via the Internet. Your election will remain in effect until you notify us otherwise. Please be aware that you may incur additional costs for electronic delivery, such as telephone and Internet access charges, for which you will be responsible.

The Internet and telephone voting facilities will close at 5:00 p.m. Eastern Time on April 26, 2006.

PLEASE VOTE

Wyeth

Five Giralda Farms

Madison, New Jersey 07940

(continued from reverse side)

Our board of directors is asking for your authorization and voting instructions (your proxy) to vote your shares.

By signing on the reverse side, you will appoint each of ROBERT ESSNER, LAWRENCE V. STEIN and EILEEN M. LACH as your representative (proxy) with power to substitute another person to submit your vote. Your shares will be voted in accordance with your instructions at Wyeth’s Annual Meeting of Stockholders scheduled to be held on April 27, 2006 or at any postponement (or adjournment) after the meeting on the matters described in the Proxy Statement and any other matters properly presented for a vote at the meeting.

(To be signed on the other side of this form if voting by mail, or follow the instructions to vote via the Internet or by telephone)

Mark the box if your address has changed and write your new address on the reverse side of this card.	☐

Mark the box if you plan to attend the meeting.	☐

Mark the box if you would like to keep your vote confidential until after the meeting.	☐	WYETH P.O. BOX 11336 NEW YORK, N.Y. 10203-0336

By marking the box, I consent to future access to the Annual Financial Report, Proxy Statement, prospectuses and other communications electronically via the Internet. I understand that Wyeth may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke this consent at any time by contacting Wyeth’s transfer agent, The Bank of New York, and that costs for electronic delivery such as telephone and Internet access charges, will be my responsibility.	☐